UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Mosaic Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700

August 23, 2006

Dear Stockholder:

You are cordially invited to attend The Mosaic Company 2006 Annual Meeting of Stockholders. The meeting will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441 on October 4, 2006, at 10:00 a.m. local time. Directions to the meeting are included at the end of the accompanying Proxy Statement. A Notice of the Annual Meeting, a Proxy Statement covering the formal business of the meeting, our Annual Report for the fiscal year ended May 31, 2006, a proxy card and related information are enclosed. At the meeting we will report on our operations during the fiscal year ended May 31, 2006.

I encourage you to attend the meeting and to vote in favor of the election of directors, the proposal to amend The Mosaic Company 2004 Omnibus Stock and Incentive Plan and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Regardless of whether you expect to attend the meeting, please promptly sign and return the proxy card in the enclosed postage-paid envelope. Even if you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.

Your cooperation and prompt attention to this matter are appreciated.

Sincerely,

Fredric W. Corrigan
President and Chief Executive Officer

Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700

Notice of 2006 Annual Meeting of Stockholders

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441 on October 4, 2006, at 10:00 a.m. local time, to consider and act upon the following matters, each of which is explained more fully in the accompanying Proxy Statement:

1.	The election of four directors for terms expiring in 2009, each as recommended by the Board of Directors;

2.	The approval of an amendment to The Mosaic Company 2004 Omnibus Stock and Incentive Plan to increase the number of shares authorized for issuance under the plan from 10,000,000 shares to 25,000,000;

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending May 31, 2007, as recommended by our Audit Committee; and

4.	Any other business that may properly come before the 2006 Annual Meeting of Stockholders or any adjournment thereof.

A proxy card for your use in voting on these matters is also enclosed.

In accordance with our bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on August 9, 2006 are entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders.

By Order of the Board of Directors

Richard L. Mack

Senior Vice President, General Counsel and Corporate Secretary

August 23, 2006

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PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 4, 2006

The Board of Directors of The Mosaic Company is soliciting proxies for use at the 2006 Annual Meeting of Stockholders to be held on October 4, 2006, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about August 23, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of 2006 Annual Meeting of Stockholders. These include the election of directors, approval of an amendment to The Mosaic Company 2004 Omnibus Stock and Incentive Plan and ratification of the selection of our independent registered public accounting firm. Also, management will report on our performance during the fiscal year ended May 31, 2006 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

The Board of Directors has set August 9, 2006, as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on August 9, 2006, you are entitled to vote at the meeting.

As of the record date, 437,351,948 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 437,351,948 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, the holders of a majority of the shares entitled to vote at the meeting must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy card by mail.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card.

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect directors. This means that since stockholders will be electing four directors, the four nominees receiving the highest number of votes will be elected.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the other proposals, provided that, with respect to the proposal to amend The Mosaic Company 2004 Omnibus Stock and Incentive Plan, the total number of shares that vote on the proposal represents a majority of the shares outstanding on the record date.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”). Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board recommend that I vote?

You will vote on the following proposals:

•	Election of four directors: Phyllis E. Cochran, Harold H. MacKay, Robert L. Lumpkins and William T. Monahan;

•	Approval of an amendment to The Mosaic Company 2004 Omnibus Stock and Incentive Plan; and

•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2007.

The Board of Directors recommends that you vote FOR each of the nominees to the Board of Directors, FOR the proposal to approve an amendment to The Mosaic Company 2004 Omnibus Stock and Incentive Plan and FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2007.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;

•	FOR the approval of the amendment to The Mosaic Company 2004 Omnibus Stock and Incentive Plan; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2007.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by mail or by voting in person at the meeting. To request an additional proxy card, you should contact American Stock Transfer & Trust Company at 1-800-937-5449. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies for the annual meeting for a fee of approximately $5,000, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by personal interview, telephone or telegrams. These individuals will receive no additional compensation for their services other than their regular salaries.

BENEFICIAL OWNERSHIP OF SECURITIES

Ownership of Securities by Directors and Executive Officers

Our executive officers and directors are encouraged to own our common stock to further align management’s and stockholders’ interests. Our officers are encouraged to make a substantial investment in our stock, depending upon individual circumstances. Our stock ownership guideline for directors is ownership of shares in an aggregate amount equal in value to $250,000, to be satisfied prior to the fifth anniversary of the commencement of his or her directorship. For purposes of meeting our stock ownership guidelines, restricted stock, restricted stock units (“RSUs”) (whether vested or unvested) and shares of our common stock owned by a director are included.

The following table shows the number of shares of common stock that were owned beneficially, as of August 9, 2006, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table in this proxy statement and (3) all of our directors and executive officers as a group, with sole voting and investment power unless otherwise indicated.

Name	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Outstanding Common Stock (2)
Guillaume Bastiaens	0	(3)	*
Raymond F. Bentele	42,318	(3)(4)	*
Fredric W. Corrigan	108,014	(4)(5)	*
Phyllis E. Cochran	0		*
William R. Graber	4,000	(3)	*
Robert L. Lumpkins	5,000	(3)	*
Richard L. Mack	16,461	(4)	*
Harold H. MacKay	45,750	(3)(4)	*
David B. Mathis	43,117	(3)(4)	*
Bernard M. Michel	16,950	(3)(4)	*
William T. Monahan	7,000	(3)	*
Steven L. Pinney	12,369	(4)	*
James T. Prokopanko	0	(3)	*
Steven M. Seibert	0	(3)	*
Lawrence W. Stranghoener	59,370	(4)(6)	*
James T. Thompson	32,237	(4)	*
All directors and executive officers as a group (19 persons)	430,869	(4)	*

*	Represents less than 1% of the outstanding shares.
(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer described above.
(2)	Based on the total number of shares outstanding on August 9, 2006.
(3)	Does not include stock options or RSUs that are not exercisable within 60 days of August 9, 2006, including 11,129 RSUs held by each of Messrs. Bastiaens, Bentele, Graber, MacKay, Mathis, Monahan and Seibert; 8,625 RSUs held by Mr. Michel; 74,674 RSUs held by Mr. Prokopanko (who became our Executive Vice President and Chief Operating Officer in July 2006); and 22,258 RSUs held by Mr. Lumpkins.
(4)	Includes the following shares subject to stock options exercisable within 60 days of August 9, 2006: Mr. Bentele, 40,750 shares; Mr. Corrigan, 92,764 shares; Mr. Mack, 15,461 shares; Mr. MacKay 40,750 shares; Mr. Mathis, 40,750 shares; Mr. Michel, 16,950 shares; Mr. Pinney, 12,369 shares; Mr. Stranghoener, 56,020 shares; Mr. Thompson, 24,737 shares; and all directors and executive officers as a group, 366,834 shares.
(5)	Includes 250 shares of common stock held by Mr. Corrigan’s wife.
(6)	Includes 250 shares of common stock held by Mr. Stranghoener’s three children.

Ownership of Securities by Others

We believe that, as of August 9, 2006, based on filings with the Securities and Exchange Commission (the “SEC”), the following named organizations are the beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Cargill, Incorporated (1) 15615 McGinty Road West Wayzata, Minnesota 55391	285,759,772	65.3%

Cargill Fertilizer, Inc. 15615 McGinty Road West Wayzata, Minnesota 55391	243,972,618	55.8%

GNS I (U.S.) Corp. 15615 McGinty Road West Wayzata, Minnesota 55391	30,155,221	6.9%

(1)	Based solely on a Schedule 13D/A dated August 16, 2006. Includes 30,155,221 shares of common stock held by GNS I (U.S.) Corp. and 243,972,618 shares of common stock held by Cargill Fertilizer, Inc., both of which are wholly owned subsidiaries of Cargill, Incorporated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on a review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors, executive officers and more than 10% stockholders complied with all Section 16(a) filing requirements for our 2006 fiscal year, except as otherwise previously disclosed in our proxy statement for our 2005 Annual Meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven members and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years.

Three directors currently serve in the class of directors whose term expires at the Annual Meeting. Harold H. MacKay, Robert L. Lumpkins and William T. Monahan, each of whom is currently serving in the class of directors whose term expires at the Annual Meeting, will stand for re-election at the Annual Meeting for a three-year term expiring in 2009. In addition, the Board has approved an increase in the number of directors to twelve members and has also nominated Phyllis E. Cochran for election at the Annual Meeting for a three-year term expiring in 2009. Ms. Cochran was identified as a potential director candidate by a third-party search firm engaged by the Corporate Governance and Nominating Committee based on the search criteria specified by the Corporate Governance and Nominating Committee for director candidates.

It is intended that the shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, FOR the election of Ms. Cochran and Messrs. Lumpkins, MacKay and

Monahan to serve until the Annual Meeting of Stockholders in 2009 or until their respective successors have been duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote in the election. Because Cargill, Incorporated (“Cargill”) has more than a majority of the votes of the shares of common stock and has, pursuant to an Investor Rights Agreement between Cargill and Mosaic (as amended and restated, the “Investor Rights Agreement”), agreed to vote its shares in accordance with the recommendation by our Board of Directors in favor of Ms. Cochran and Messrs. Lumpkins, MacKay and Monahan, their election is assured.

If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the enclosed proxy card will be voted for such substitute nominee or nominees as may be selected by the Board.

The names of the nominees for director and of those directors continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, and their length of service, if any, on the Board are set forth below.

Nominees for Election as a Director for a Term Expiring in 2009

Phyllis E. Cochran. Age 54. Ms. Cochran has served as the Vice President and General Manager of the Parts Group of International Truck and Engine Corporation, the operating company of Navistar International Corporation, one of the world’s leading truck and engine manufacturers, since January 2004. She also serves on Navistar’s Executive Council. Ms. Cochran served as the Chief Executive Officer and General Manager of Navistar Financial Corporation, Navistar’s captive finance company, from December 2002 to December 2003. Since joining Navistar in 1979, she has held various positions, including Vice President of Operations at Navistar Financial Corporation and other financial management roles.

Robert L. Lumpkins. Age 62, director since January 2004. Mr. Lumpkins has served as Vice Chairman of Cargill since 1995 and a member of Cargill’s Corporate Leadership Team since its inception in 1999. Mr. Lumpkins served as Chief Financial Officer of Cargill from 1989 to 2005. Since joining Cargill in 1968, he has held various financial and line management positions. Mr. Lumpkins serves as a member of the board of directors of Cargill, Ecolab, Inc. and WhereNet, Inc. He also serves on the nonprofit board of Howard University.

Harold H. MacKay. Age 66, director since October 2004. Mr. MacKay has served as Counsel to the law firm MacPherson Leslie & Tyerman LLP (“MacPherson”) in Regina, Saskatchewan, Canada since 2005. Prior to that, Mr. MacKay was a partner of MacPherson from 1969 to 2004. He served as the Clifford Clark policy advisor to the Department of Finance of Canada from 2002 to 2004 and chaired the Task Force on the Future of the Canadian Financial Services Sector in 1997 and 1998. Mr. MacKay is a director of The Toronto-Dominion Bank and previously served as a director of The Vigoro Corporation from 1994 through its acquisition by IMC Global Inc. in 1996, and served as a director of IMC Global Inc. from 1996 to October 2004. He was made an Officer of the Order of Canada in 2002.

William T. Monahan. Age 59, director since October 2004. Mr. Monahan is the retired Chairman of the Board, President and Chief Executive Officer of Imation Corporation which he held from 1996 until his retirement in 2004. Prior to the formation of Imation, he served as Group Vice President responsible for 3M’s Electro and Communications Group, senior managing director of 3M Italy and Vice President of 3M’s Data Storage Products Division. Mr. Monahan is currently a director of Hutchinson Technology Inc. and Pentair Inc. and serves as Non-Executive Chairman of the Board of Novelis Inc.

The Board of Directors recommends a vote FOR the election of the four nominees listed above.

Directors Continuing in Office

Guillaume Bastiaens. Age 63, director since October 2004. Mr. Bastiaens has served as Vice Chairman of Cargill since February 1998. Mr. Bastiaens has been a member of Cargill’s Corporate Leadership Team since its inception in 1999 and has served as a director at Cargill since 1995. He joined Cargill in 1967 and has held various leadership positions in Cargill’s processing and technology operations in Europe and the United States. Mr. Bastiaens serves as a director of Donaldson Company, Inc.

Raymond F. Bentele. Age 69, director since October 2004. Mr. Bentele is the retired President and Chief Executive Officer of Mallinckrodt Inc., having served in that capacity from 1982 to 1992. Mr. Bentele was Executive Vice President of Mallinckrodt Group Inc. (formerly known as IMCERA Group Inc.) from 1989 until his retirement. He is also a director of the AMCON Distributing Company and Leggett & Platt Inc. and previously served as a director of IMC Global Inc. from 1990 to 1991 and from June 1994 to October 2004.

Fredric W. Corrigan. Age 63, director since January 2004. Mr. Corrigan has served as our President and Chief Executive Officer since October 2004. Mr. Corrigan previously served as Executive Vice President of Cargill and as a member of Cargill’s Corporate Leadership Team from 1999 to 2004. Since joining Cargill in 1966, he has held various positions, including Chairman of the Board of Cargill Fertilizer, Inc. from 1994 to 2004. Mr. Corrigan serves as a member of the board of directors of Xcel Energy Inc.

William R. Graber. Age 63, director since October 2004. Mr. Graber is the retired Senior Vice President and Chief Financial Officer of McKesson Corporation, a healthcare services company. Mr. Graber held this position since joining McKesson in February 2000 through his retirement in May 2004. From 1991 to 1999, Mr. Graber was with Mead Corporation where, prior to becoming Vice President and Chief Financial Officer, he served as Controller and Treasurer. From 1965 to 1991, Mr. Graber held a variety of financial management positions at General Electric Company. Mr. Graber currently serves as a director of Solectron Corporation and Kaiser Permanente.

David B. Mathis. Age 68, director since October 2004. Mr. Mathis has served as Chairman of Kemper Insurance Companies since November 2003. He was both Chairman and Chief Executive Officer of Kemper between February 1996 and November 2003. Mr. Mathis has held a variety of management positions at Kemper since joining the firm in 1960. He is currently a director of Thomas Group, Inc. and serves on the board of trustees of Lake Forest College. He previously served as a director of IMC Global Inc. from February 1995 to October 2004.

Bernard M. Michel. Age 68, director since October 2005. Mr. Michel is the retired Chairman of Cameco Corporation (“Cameco”), an international mining company which is a supplier, refiner and converter of uranium, a partner in the generation of nuclear electricity and a gold producer. From April 1993 to December 2002, Mr. Michel served as Chairman of the Board and Chief Executive Officer of Cameco. Mr. Michel is a director of IPSCO Inc. and is Chairman of the Board of Bruce Power Inc., an Ontario privately owned nuclear electric utility. Mr. Michel previously served as a director of IMC Global Inc. from May 2003 to October 2004.

James T. Prokopanko. Age 53, director since October 2004. Mr. Prokopanko joined us as our Executive Vice President and Chief Operating Officer in July 2006. Previously, he was a Corporate Vice President of Cargill from 2004 to July 2006. He was Cargill’s Corporate Vice President with executive responsibility for procurement from 2002 to July 2006 and a platform leader of Cargill’s Ag Producer Services Platform from 1999 to July 2006. After joining Cargill in 1978, he served in a wide range of leadership positions, including being named Vice President of the North American crop inputs business in 1995. During his Cargill career, Mr. Prokopanko was engaged in retail agriculture businesses in Canada, the United States, Brazil, Argentina and the United Kingdom.

Steven M. Seibert. Age 51, director since October 2004. Mr. Seibert has operated The Seibert Law Firm in Tallahassee, Florida since January 2003 and represents private and public sector clients in environmental and land use matters. He is currently serving as the Executive Director of the Century Commission for a Sustainable Florida. Prior to starting a law practice, Mr. Seibert was Secretary of the Florida Department of Community Affairs (the “FDCA”) from 1999 to 2003. Prior to his appointment to the FDCA, Mr. Seibert served as an elected County Commissioner representing Pinellas County, Florida from 1992 to 1999.

CORPORATE GOVERNANCE

Our Board of Directors oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management. Our Board currently consists of eleven members and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Our current Board, which was assembled as part of the business combination (the “Combination”) of IMC Global Inc. and the fertilizer businesses of Cargill on October 22, 2004, in which Mosaic was formed, is divided into three classes, the first two classes of which will serve less than three years prior to standing for re-election at an annual meeting of stockholders. In accordance with our bylaws, our Board has approved an increase in the size of the Board to twelve members, to be effective upon election of directors at our 2006 Annual Meeting.

Board Independence

Because more than 50% of our voting power is held by Cargill, we have opted to be treated as a “controlled company” for purposes of the NYSE listing standards. As a result, the NYSE listing standards do not require our Board to be comprised of at least a majority of independent directors, or our Corporate Governance and Nominating Committee or our Compensation Committee to be comprised entirely of independent directors. The NYSE listing standards do, however, require our Audit Committee to be comprised entirely of independent directors and also require our Board to make a formal determination each year as to which of our directors are independent. In addition to meeting the minimum standards of independence adopted by the NYSE, no director qualifies as “independent” under the NYSE listing standards unless the Board affirmatively determines that the director has no material relationship with the corporation. The Board of Directors approved and adopted Director Independence Standards setting forth specific criteria by which the independence of our directors will be determined, including restrictions on the nature and extent of any affiliations directors and their immediate family members may have with Mosaic, its independent accountants, or any commercial or non-profit entity with which Mosaic has a relationship. A copy of our Director Independence Standards is attached to this proxy statement as Appendix A and is available on our website at www.mosaicco.com under the “Investors—Corporate Governance” caption.

Our Board of Directors is comprised of a majority of directors who are independent within the meaning of the NYSE listing standards, our Audit Committee is comprised solely of directors who are independent, and the chair and a majority of the members of our Compensation Committee and of our Corporate Governance and Nominating Committee are independent. Our Board has determined that Raymond F. Bentele, William R. Graber, Harold H. MacKay, David B. Mathis, Bernard M. Michel, William T. Monahan and Steven M. Seibert have no material relationships with us and are independent. Our Board has also determined that Phyllis E. Cochran, a director nominee listed in this proxy statement, has no material relationships with us and is independent. In making the independence determinations, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management. Fredric W. Corrigan is not independent because he is our current President and Chief Executive Officer. James T. Prokopanko is not independent because he is our current Executive Vice President and Chief Operating Officer. Robert L. Lumpkins, our Chairman of the Board, is not independent because he is a current Vice Chairman of Cargill. Guillaume Bastiaens is not independent because he is a current Vice Chairman of Cargill.

Committees of the Board of Directors

The Board has six committees, including the Executive Committee, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Environmental, Health and Safety Committee and the Special Transactions Committee, each of which plays a significant role in the discharge of the Board’s duties and obligations. The membership of each committee is set forth below. All of the members of the

Audit Committee and the Special Transactions Committee, as well as the chairs of the Compensation Committee and of the Corporate Governance and Nominating Committee, are independent under NYSE listing standards. Each of the committees routinely meets in private session without the Chief Executive Officer or other members of management in attendance. Each of the six committees operates under a written charter. The charters are available on our website at www.mosaicco.com under the “Investors—Corporate Governance” caption and are available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

Executive Committee

Members:	Robert L. Lumpkins, Chair Raymond F. Bentele Fredric W. Corrigan	Harold H. MacKay William T. Monahan

The Executive Committee, which is comprised of our Chairman, our Chief Executive Officer, and the chairs of our Audit, Corporate Governance and Nominating, and Compensation Committees, did not meet during our 2006 fiscal year. The Executive Committee is responsible for acting on matters requiring action between Board meetings when it is unnecessary or impractical to convene the full Board, as determined by the chair of the committee.

Audit Committee

Members:	Raymond F. Bentele, Chair William R. Graber	David B. Mathis William T. Monahan

The Audit Committee, which is comprised of four directors, met 20 times during our 2006 fiscal year. The Board of Directors has determined that all of the members of the Audit Committee meet the existing independence and experience requirements of the NYSE and the SEC. The Board has further determined that William R. Graber is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K promulgated by the SEC. The responsibilities of the Audit Committee include, among other things, the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm; reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor; reviewing the internal audit plan and audit results; reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm; and reviewing with the independent registered public accounting firm and management the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports.

Compensation Committee

Members:	William T. Monahan, Chair Guillaume Bastiaens David B. Mathis	Bernard M. Michel Steven M. Seibert

The Compensation Committee, which is comprised of five directors, including four independent directors, met seven times during our 2006 fiscal year. The responsibilities of the Compensation Committee include determining the amount and nature of compensation paid by us to our Chief Executive Officer, other executive officers and key employees; reviewing and recommending to the Board the annual management incentive compensation plan; administering the stock option, incentive compensation and other executive benefit plans; reviewing incentive compensation awards; considering the competitiveness of our executive compensation and other compensation programs with respect to relevant industries and the business community generally; and reviewing the succession plan for senior management other than the Chief Executive Officer.

Corporate Governance and Nominating Committee

Members:	Harold H. MacKay, Chair Raymond F. Bentele	William R. Graber Robert L. Lumpkins

The Corporate Governance and Nominating Committee, which is comprised of four directors, including three independent directors, met six times during our 2006 fiscal year. James T. Prokopanko served as a member of the Corporate Governance and Nominating Committee until his appointment as our Executive Vice President and Chief Operating Officer in July 2006, at which time he resigned his membership. The responsibilities of the Corporate Governance and Nominating Committee include recommending to the Board a set of corporate governance principles applicable to us and providing ongoing oversight of governance; recommending to the Board nominees for director (subject to the provisions of the Investor Rights Agreement as described below under “Nomination and Selection of Directors”); recommending to the Board all committee assignments (subject to the provisions of the Investor Rights Agreement); developing a compensation and benefits program for the Board; overseeing the Board and committee annual evaluation process; and reviewing the succession plan for the Chief Executive Officer.

Environmental, Health and Safety Committee

Members:	Guillaume Bastiaens, Chair Bernard M. Michel	Steven M. Seibert

The Environmental, Health and Safety Committee, which is comprised of three directors, including two independent directors, met six times during our 2006 fiscal year. James T. Prokopanko served as a member of the Environmental, Health and Safety Committee until his appointment as our Executive Vice President and Chief Operating Officer in July 2006, at which time he resigned his membership. The responsibilities of the Environmental, Health and Safety Committee include reviewing policies relating to environment, health and safety (“EHS”) and our objectives and plans for implementing EHS policies, procedures and practices; overseeing our monitoring and enforcement of EHS policies and related procedures and practices; reviewing with management the scope and plans for conducting audits of our EHS performance and the results of the audits; reviewing our compliance with applicable laws, regulations and our EHS policies; reviewing with management significant public policy, legislative, regulatory, political and social issues and trends that may impact us; reviewing and monitoring environmental risks; and reviewing environmental and safety incidents.

Special Transactions Committee

Members:	Harold H. MacKay, Chair Raymond F. Bentele	David B. Mathis Bernard M. Michel

The Special Transactions Committee, which is comprised entirely of independent directors designated by the IMC Directors (as defined under “Nomination and Selection of Directors”) as required by the Investor Rights Agreement, met seven times during our 2006 fiscal year. The responsibilities of the Special Transactions Committee include providing oversight to the review and approval of commercial or other transactions between Cargill and/or its affiliates (other than Mosaic and its subsidiaries), on the one hand, and Mosaic and/or its subsidiaries, on the other hand, with the objective that such transactions will be fair and reasonable to Mosaic, with arm’s length terms and conditions.

Policies Relating to the Board of Directors

Nomination and Selection of Directors

The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways. Periodically the Corporate Governance and Nominating Committee solicits input on potential director candidates from committee and Board members. From time to time the Corporate Governance and Nominating Committee may also identify candidates from other sources, including through consultations with senior management and through the assistance of director search firms. Prior to each annual meeting of stockholders, the Corporate Governance and Nominating Committee will also evaluate director candidates recommended by stockholders who have complied with the advance notice procedures set forth in our bylaws.

Our bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. The remainder of the requirements of the advance notice procedures with which a notice of nomination must comply are described in this proxy statement under the caption “Stockholder Proposals and Nominations for the 2007 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded. Nominations are subject to the provisions of the Investor Rights Agreement discussed below.

All director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the director qualifications set forth in Section II of our Corporate Governance Guidelines, including:

•	Personal characteristics

•	highest personal and professional ethics, integrity and values

•	an inquisitive and objective perspective

•	practical wisdom and mature judgment

•	Broad experience at the policy-making level in business, agriculture, government, academia or technology

•	Expertise that is useful to us and complementary to the background and experience of other Board members, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance

•	Involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders

•	Commitment in advance of necessary time for Board and committee meetings

•	Diversity, in its broadest sense, reflecting, but not limited to, geography, gender and ethnicity

•	A personality reasonably compatible with the existing Board members

The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors—Corporate Governance” caption and is available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

In connection with the Combination, we have entered into the Investor Rights Agreement with Cargill. Under the Investor Rights Agreement, during the four-year period commencing on the effective date of the Combination (i.e., October 22, 2004) (the “Standstill Period”), Cargill has agreed to take (including causing its representatives or designees on our Board of Directors to take) commercially reasonable actions to cause any slate of nominees recommended by our Board of Directors to our stockholders to include appropriate individuals to ensure that the resulting Board of Directors will consist of:

•	seven directors designated by Cargill (the “Cargill Directors”);

•	four directors designated by IMC Global Inc. (or any replacement director nominees designated by such IMC directors or their duly elected replacements) (the “IMC Directors”);

•	effective with the election of directors at the 2006 Annual Meeting, a twelfth director approved by the Corporate Governance and Nominating Committee and a majority of the IMC Directors; and

•	such additional directors, if any, as appointed or nominated by the Board in accordance with our bylaws and the Investor Rights Agreement.

The Cargill Directors are Guillaume Bastiaens, Fredric W. Corrigan, William R. Graber, Robert L. Lumpkins, William T. Monahan, James T. Prokopanko and Steven M. Seibert. The IMC Directors are Raymond F. Bentele, Harold H. MacKay, David B. Mathis and Bernard M. Michel. If elected at the Annual Meeting, Phyllis E. Cochran will be neither a Cargill Director nor an IMC Director.

Cargill has also agreed to vote, during the Standstill Period, the voting securities of Mosaic held by it for the slate of director nominees recommended by our Board of Directors, and against any alternative slate of director nominees.

Also during the Standstill Period, Mosaic and Cargill have agreed to take commercially reasonable actions to cause our Board of Directors to be classified into three classes, with the Cargill Directors and IMC Directors allocated as follows: (1) Class I shall include two Cargill Directors and two IMC Directors; (2) Class II shall include two Cargill Directors and one IMC Director; and (3) Class III shall include three Cargill Directors and one IMC Director. Additional directors will be apportioned among the classes to maintain the number of directors in each class as even as possible. The Investor Rights Agreement also provides for the following relating to the composition of our Board of Directors and the committees thereof during the Standstill Period:

•	We have agreed to take commercially reasonable actions to ensure that at least three of the seven Cargill Directors are nonassociated directors (as defined below) and that at least three of the four IMC Directors are nonassociated directors; and

•	We have agreed to take commercially reasonable actions to cause our Corporate Governance and Nominating Committee to be comprised of three Cargill Directors (if reasonably practicable to do so, but in any event no less than two Cargill Directors) and two IMC Directors, except as otherwise necessary to comply with applicable requirements of law and stock exchange listing requirements. The Corporate Governance and Nominating Committee recommends the composition of the other committees, with the objective of including no less than two IMC Directors on each committee unless the IMC Directors otherwise agree.

“Nonassociated director,” as used in the Investor Rights Agreement, means a member of our Board of Directors who would be considered an independent director of Mosaic under the rules and regulations of the SEC and the NYSE.

Under the provisions of the Investor Rights Agreement, Cargill has the right to designate our Chairman and our Chief Executive Officer and President until the Standstill Period expires. We have separated the positions of Chairman and Chief Executive Officer, so that our Chairman is a nonmanagement director.

Additional provisions of the Investor Rights Agreement are described under “Certain Relationships and Related Transactions—Investor Rights Agreement.” The full text of our Investor Rights Agreement is available on our website at www.mosaicco.com under the “Investors—Corporate Governance” caption and is available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

Private Sessions of Nonmanagement Directors

The nonmanagement directors meet in private session at each regular Board meeting without the Chief Executive Officer or other members of management in attendance. Our Chairman of the Board, Robert L. Lumpkins, presides at these sessions.

Compensation of Directors

Nonemployee Directors. During our 2006 fiscal year, each nonemployee director, with the exception of the Chairman of the Board, received a retainer of $45,000, attendance fees of $1,800 for each Board meeting attended and an additional $1,200 for attendance at each meeting of a Board committee on which such director served. The Chairman of the Board received a retainer of $90,000 and the same attendance fees as the other directors. The chair of the Audit Committee received an additional retainer of $10,000, and each nonemployee director who served as chair of the other Board committees (other than the Executive Committee, which did not meet during the 2006 fiscal year) received an additional retainer of $5,000. Each nonemployee director (which included Mr. Prokopanko until July 31, 2006 when he became our Executive Vice President and Chief Operating Officer) received RSUs granted under our 2004 Omnibus Stock and Incentive Plan on August 1, 2005 valued at $60,000 (or in the case of the Chairman of the Board, valued at $120,000). These RSUs will vest completely on the earlier of (1) August 1, 2008, or (2) subject to the approval of the Board in its sole discretion, a director’s departure from the Board for reasons other than removal for cause, provided however that such departure cannot occur before certain dates specified by the Board.

For our 2007 fiscal year, in light of the emerging practice of eliminating “per meeting” fees, our Board of Directors, at the recommendation of the Corporate Governance and Nominating Committee, modified the compensation structure for our nonemployee directors by moving to an all inclusive fee structure in lieu of “per meeting” fees. In connection with the modification, the cash retainer paid to each nonemployee director other than Chairman of the Board has been changed to $75,000, while the cash retainer paid to the Chairman of the Board was changed to $150,000. In addition, the retainer paid to the chair of the Audit Committee was changed to $15,000 and other members of this committee will receive an annual retainer of $5,000. Each nonemployee director who serves as chair of other Board committees (other than the Executive Committee) will receive an annual cash retainer of $7,000 during our 2007 fiscal year. Each nonemployee director will also receive annual RSU grants valued at $65,000 (or in the case of the Chairman of the Board, valued at $130,000).

In addition, we reimburse our directors for travel and business expenses incurred in connection with meeting attendance.

Employee Directors. Employee directors (currently Mr. Corrigan and Mr. Prokopanko) receive no fees or remuneration for service on the Board or any committee of the Board.

Attendance

Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with our executive officers and others regarding the business and affairs of Mosaic. Our full Board held five regular and six special meetings during our 2006 fiscal year. Each director was present for at least 93% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during our 2006 fiscal year subsequent to the election of such director to the Board.

The directors nominated for election or re-election to the Board at an annual meeting of stockholders are expected to attend such annual meeting, and all other directors are encouraged to attend. Last year all eleven of our directors attended the 2005 Annual Meeting of Stockholders.

Retirement from the Board

The Board has a mandatory retirement policy which provides that, as a general rule, a nonemployee director will not be nominated by the Board for re-election to the Board after he or she has attained the age of 70. It is recognized that, from time to time, there may be circumstances in which our interests will be best served by requesting a director to accept a nomination beyond the age of 70. If the Board makes such a determination, the service of a director nominated for continued service beyond the normal retirement age will be on a year-to-year basis at the request of the Board. In addition, it is the policy of the Board that employee-directors (other than the Chief Executive Officer) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any nonemployee director or the Chief Executive Officer of Mosaic submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board shall accept or reject the resignation based on the best interests of Mosaic.

Communications with the Board

The Corporate Governance and Nominating Committee believes that accessibility to the members of the Board is an important element of our corporate governance practices and has adopted a policy regarding communications with the Board. This policy, ratified by the Board, sets forth the methods of communication with the Board as a whole and with individual directors. Pursuant to the policy, our General Counsel serves as confidential intermediary between stockholders or other interested parties and the Board.

Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by our Office of the General Counsel. They may contact the Board via our toll-free telephone number at (800) 461-9330 inside the United States, or call collect to (720) 514-4400 outside the United States. They may also send written communication in care of the General Counsel at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441. Alternatively, e-mail messages to the Board of Directors, including the presiding director of our nonmanagement directors or the nonmanagement directors as a group, may be sent to directors@mosaicco.com. For communications relating to accounting, internal accounting controls or auditing matters, e-mail messages may be sent to auditchair@mosaicco.com.

Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held. It will be the responsibility of our General Counsel to process in a timely manner each communication from stockholders or other interested parties and to forward such communications as follows:

(1) communications addressed to the Board of Directors as a whole will be forwarded to the Chairman of the Board;

(2) communications to the presiding director of the nonmanagement directors’ private sessions or the nonmanagement directors as a group will be forwarded to the director designated by the Corporate Governance and Nominating Committee;

(3) communications addressed to a committee of the Board will be forwarded to the chair of such committee;

(4) communications addressed to an individual director will be forwarded to such named director; and

(5) communications relating to accounting, internal accounting controls or auditing matters will be referred to the members of the Audit Committee.

“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, provided that any communication that is filtered out must be made available to any nonmanagement director upon request.

Our General Counsel, or a member of his or her staff under his or her direction, may handle in his or her discretion any communication that is described within any of the following categories, but he or she will provide a copy of the original communication to the Chairman of the Board (or to the chair of the Corporate Governance and Nominating Committee) and advise him or her of any action taken with respect to the communication:

•	Routine questions, complaints and comments that can be appropriately addressed by management;

•	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management;

•	Surveys and questionnaires; and

•	Requests for business contacts or referrals.

Any communications not clearly addressed as set forth above will be forwarded to the Chairman of the Board for handling.

Our General Counsel, or a member of his or her staff under his or her direction, will maintain a summary log of all communications (other than those excluded as described above), and on a quarterly basis will provide to the Chairman of the Board (or to the chair of the Corporate Governance and Nominating Committee) a copy of all log entries made (to the extent any communications have been received) since the immediately preceding report was provided to him or her. Our General Counsel will promptly provide to any director, upon his or her request, a copy of any part of, or all, of the log.

Any director receiving such communications may, at his or her discretion, forward copies of any such communications to any other directors, any Board committee, the other nonmanagement directors or the entire Board for information and/or action as deemed appropriate.

The full text of our policy regarding stockholder communications with the Board of Directors is available on our website at www.mosaicco.com under the “Investors—Corporate Governance” caption.

Code of Business Conduct and Ethics

Our Board of Directors and management are dedicated to superior corporate governance. Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors—Corporate Governance” caption and is available in print free of charge to any stockholder upon written request addressed to our Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee is responsible for determining the amount and nature of compensation paid to our Chief Executive Officer and other executive officers and overseeing the administration of our stock option, executive incentive and other executive benefit plans. Our decisions are based on our understanding of Mosaic, its long-term strategies and the market for comparable positions, as well as our knowledge of the capabilities and performance of our executives.

Compensation Philosophy and Objectives

Our underlying philosophy in designing compensation policies and programs is to align our strategic interests with our stockholders’ interests and to optimize our ability to attract, retain and motivate key executives to create stockholder value. Within this overall compensation philosophy, our specific objectives are that:

•	Total direct compensation will be established around the median of the competitive market, with the ability to earn more than that for superior performance; and

•	Actual compensation will be positioned relative to market, as appropriate, based on Mosaic’s performance as well as individual performance.

Total direct compensation will consist of salary, annual incentive and long-term incentives. A peer group of 25 other companies selected by the Compensation Committee with the assistance of an independent compensation consultant is used to assess the competitiveness of our executive compensation programs. These peer companies consist of fertilizer, chemical and general industry corporations that we believe comprise a reasonably representative sample of the companies with which we compete for executive talent.

Compensation Components and Process

There are two primary elements of our executive compensation programs: (1) cash compensation, consisting of base pay and short-term variable pay and (2) long-term variable pay. In order to attract, retain and motivate employees who add distinctive value to Mosaic, our compensation focus includes all of these elements of total compensation. We intend our compensation programs to be competitive in the industries in which we compete for talent and to reflect the scope and responsibilities of the executive’s role. We design our programs to reward performance, with each element of compensation linked to performance (that of the individual, the business unit or the overall organization). All performance measures are aligned with our business goals.

Cash Compensation. Base pay levels for executive officers are established based on our review of market trends and surveys of peer group compensation levels.

Key managers of Mosaic and our subsidiaries, including executive officers, participate in our Management Incentive Program (the “MIP”), established pursuant to The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Omnibus Stock Plan”). Pursuant to the MIP, these key managers are eligible for annual cash incentive compensation based upon the attainment of pre-established business and/or individual performance goals. These performance goals are pre-established by the Board, upon the recommendation of the Compensation Committee or a subcommittee of outside directors or, in the case of performance goals for participants other than executive officers, by our Senior Leadership Team comprised of senior executives of Mosaic. Threshold, target and maximum payout levels are set based upon the extent to which the specified performance measures are attained. The business performance measures for executive officers for both the fiscal year ended May 31, 2006 and the fiscal year ending May 31, 2007 are Mosaic’s (1) operating earnings plus equity in net earnings of nonconsolidated companies (“operating earnings”) and (2) net cash flow, except that the incentives for executive officers who are leaders of our business units are also based in part on such measures for their business units. A threshold for payout under the corporate operating earnings measure must be attained before any payout is made under the MIP. The operating earnings and net cash flow measures are deemed by the Board of Directors to be important measures of, among other things, our ability to generate value for stockholders and reduce our long-term indebtedness. Target annual incentive awards for executive officers range from 40% to 150% of base salary. For our 2006 fiscal year, we did not pay any incentive compensation under the MIP because the threshold for corporate operating earnings was not achieved.

Prior to the Combination, Mosaic established a goal of achieving pre-tax operating synergies from the Combination of $145 million on an annual run-rate basis by the end of the fiscal year ending May 31, 2007. We surpassed that goal by the end of fiscal 2006, and expect to continue to achieve additional benefits from our synergy efforts in the fiscal year ending May 31, 2007. Synergy benefits include, but are not limited to, benefits from cost reduction and cost avoidance initiatives, production volume enhancement efforts, opportunity savings, capital spending avoidance and other classifications. The majority of these benefits have an impact on operating costs which assists in offsetting higher operating costs facing Mosaic (particularly in our Phosphates business segment) such as energy and other production input costs, wage and benefit costs, water treatment costs, raw material costs, general inflation and the costs required to achieve the synergy benefits. In order to motivate key employees, including executive officers, to achieve or exceed the expected levels of synergies, in addition to the MIP, we established a Synergy Incentive Plan for each of our first three fiscal years (ending May 31, 2007)

pursuant to which key managers, including executive officers, are eligible for additional annual cash incentive compensation. The Synergy Incentive Plan is designed to incent key employees to achieve synergies from the Combination. Under the Synergy Incentive Plan, a bonus pool is established for each fiscal year based upon attainment of levels of annual pre-tax synergies, calculated on an annual run-rate basis, from the Combination that have been pre-established by the Board, upon the recommendation of the Compensation Committee. Individual bonuses are payable from the pool based upon the assessment, by us in the case of executive officers and by our Senior Leadership Team in the case of other participants, of business unit and individual contributions towards achieving our synergy goals.

Long-Term Variable Pay. Long-term incentive awards are made under the Omnibus Stock Plan in the form of stock options to purchase our common stock and restricted stock units (“RSU” or “RSUs”) providing grants of our common stock. We use stock options and RSU awards as a significant component of our executive compensation package because these equity-based awards align the interests of executive officers and other key employees with those of our stockholders. Stock options generally become exercisable in equal annual installments in the first three years following the date of grant, expire ten years after the date of grant, and allow grantees to purchase our common stock at the full market price of our common stock on the day the options were granted. The Omnibus Stock Plan expressly prohibits the repricing of options granted thereunder. RSU awards provide grants of our common stock that vest after a period of continued employment with us, which is generally three years. Prior to vesting, RSUs do not include voting or dividend rights.

We have adopted guidelines for long-term incentive awards. Under these guidelines, the target value and proportion of total compensation represented by awards of stock options and RSUs reflect market data for comparable positions at our peer group companies as well as the remaining number of shares available for awards under the Omnibus Stock Plan. The proportion of awards represented by RSUs generally increases with the level of the participant’s responsibility within Mosaic, with RSU awards for executive officers generally expected to approximate half of the aggregate dollar value of the executive officer’s total long-term incentive awards. Once the target value of a participant’s long-term incentive awards and the proportion to be represented by stock options and RSUs have been determined, the specific number of shares to be subject to the stock option and RSU awards is established as follows:

•	Stock Options. The number of shares to be subject to stock options is calculated using a Black-Scholes option pricing model that is based upon assumptions derived from historical data regarding market prices and other data over a period of time preceding the date on which the calculation is made. We have included a discussion of the assumptions we used for the grant of stock options in the fiscal year ended May 31, 2006 in note (3) to the table under “Executive Compensation—Option Grants in Last Fiscal Year.” The option exercise price is then set at a price equal to the closing price of our common stock as reported by the New York Stock Exchange on the date of grant of the option. Under our current guidelines generally applicable to our annual grants of long-term incentive awards, the date of grant is the third trading day after issuance of our press release announcing earnings for our fourth fiscal quarter. We believe that this helps assure that the option exercise price reflects material information regarding Mosaic.

•	RSUs. The number of shares to be subject to RSUs is established by calculating an amount equal to one-third of the number of option shares that would be granted under the Black-Scholes option pricing model described above.

Policy on Deductibility of Compensation

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), limits the tax deductibility by a corporation of annual compensation in excess of $1 million paid to the corporation’s Chief Executive Officer or any of its four most highly compensated executive officers (other than the Chief Executive Officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors.” Four of the members of our Compensation Committee qualify as outside directors and are able to serve as a subcommittee of outside directors for purposes of meeting this aspect of the provisions of Section 162(m).

While the tax impact of any compensation arrangement is one factor to be considered, the tax impact is evaluated in light of our overall compensation philosophy. We will consider ways to maximize the deductibility of executive compensation while retaining the discretion we deem necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time we may award compensation which is not fully deductible if we determine that the award is consistent with our philosophy and is in the best interests of Mosaic and our stockholders.

The Omnibus Stock Plan is designed to permit certain awards made thereunder to meet the performance-based criteria of Section 162(m).

Chief Executive Officer Compensation

Mr. Corrigan participates in the executive compensation programs described throughout this report. Mr. Corrigan’s base pay for our fiscal year ended May 31, 2006 was $700,000. His base pay reflected his pre-Combination base pay at Cargill and our review prior to the Combination of competitive market data for our selected peer group companies. Because Mr. Corrigan’s base pay from Mosaic was set at the time of the Combination and, therefore, less than a full year had elapsed when his compensation was set for the fiscal year ended May 31, 2006, Mr. Corrigan’s base pay for the fiscal year ended May 31, 2006 was unchanged from the annualized rate of his base pay for the fiscal year ended May 31, 2005. Mr. Corrigan’s target bonus award under the MIP is set at 150% of base pay. The level of Mr. Corrigan’s target bonus award under the MIP was set based upon our review prior to the Combination of competitive market data for our selected peer group companies to result in target cash compensation that is below the market median of our selected peer group companies. As in the case of other participants as discussed above, Mr. Corrigan received no compensation under the MIP for the fiscal year ended May 31, 2006. Mr. Corrigan received a bonus of $350,000 under the Synergy Incentive Plan for our 2006 fiscal year. We set Mr. Corrigan’s Synergy Incentive Plan bonus based on our assessment of his contributions to the achievement of synergies from the Combination during the fiscal year ended May 31, 2006, including that the level of synergies achieved for that fiscal year surpassed our plans for this period. On August 1, 2005, Mr. Corrigan was also granted stock options relating to 278,293 shares of our common stock and RSUs relating to 92,764 shares of our common stock, based upon the factors described above for stock option and RSU awards.

We believe that directly linking compensation to achievement of the business priorities established by the Board best serves stockholder interests and creates stockholder value both by motivating our key executives to achieve those business priorities and by attracting and retaining key executives by affording them the opportunity to impact their total compensation. Total compensation to employees, including base salary, incentives under the MIP, the Synergy Incentive Plan and long-term incentives under the Omnibus Stock Plan, is intended to be consistent with the compensation philosophy adopted by the Compensation Committee that total direct compensation be established around the median of a group of peer companies representing fertilizer, chemical and general industry companies of similar size and scope to Mosaic, with the ability to earn more for superior performance.

Respectfully submitted,

William T. Monahan, Chair

Guillaume Bastiaens

David B. Mathis

Bernard M. Michel

Steven M. Seibert

Summary Compensation Table

The following table sets forth compensation information for our Chief Executive Officer and each of our other four most highly compensated executive officers for our 2006 and 2005 fiscal years. Information for the 2005 fiscal year does not include a full year of compensation but rather represents the period from the date of the Combination, October 22, 2004, through May 31, 2005. The executive officers listed below are collectively referred to as the “Named Executive Officers” in this proxy statement. The compensation shown excludes amounts for any fiscal year prior to becoming an executive officer.

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($)	Restricted Stock Awards ($) (2)	Securities Underlying Options (#)	All Other Compensation ($) (3)
Fredric W. Corrigan President and Chief Executive Officer	2006 2005	700,000 425,313	350,000 648,659	— —	1,603,890 1,300,000	278,293 280,700	35,967 25,456

James T. Thompson Executive Vice President	2006 2005	475,000 288,958	175,000 225,000	— —	427,703 400,000	74,212 136,032	32,819 8,669

Lawrence W. Stranghoener Executive Vice President and Chief Financial Officer	2006 2005	425,000 258,542	225,000 167,000	— —	374,242 350,000	64,935 52,084	31,595 5,312

Steven L. Pinney Senior Vice President—Phosphate Operations	2006 2005	325,000 197,021	175,000 143,000	— —	213,860 275,000	37,106 51,822	32,152 115,973

Richard L. Mack Senior Vice President, General Counsel and Corporate Secretary	2006 2005	279,167 151,008	150,000 110,000	— —	267,321 250,000	46,382 10,384	24,383 75,538

(1)	Bonus amounts include payments, if any, made under our MIP and Synergy Incentive Plan. For 2006, no payments were made under the MIP.
(2)	Reflects grants of RSUs under the Omnibus Stock Plan. The table below sets forth the number of shares subject to outstanding RSUs granted to the Named Executive Officers and the aggregate fair market value of an equivalent number of outstanding shares of common stock at May 31, 2006:

Name	Number of Shares Subject to RSUs	Aggregate Value($)
Fredric W. Corrigan	179,201	2,788,368
James T. Thompson	51,333	798,741
Lawrence W. Stranghoener	44,917	698,909
Steven L. Pinney	30,654	476,976
Richard L. Mack	32,084	499,227

No dividend equivalents are being paid on the RSUs.

(3)	Includes, for our 2006 fiscal year, contributions made by us to the Mosaic Investment Plan. Excludes amounts, if any, for services for the period January 1, 2006 through May 31, 2006 to be credited to the accounts of the Named Executive Officers as of December 31, 2006 under the restoration provisions of our Non-Qualified Deferred Compensation Plan because such amounts are not yet determinable. Under the restoration provisions, we will credit the accounts of such employees under the Mosaic Investment Plan for calendar 2006 and subsequent years amounts that would have been contributed under the Mosaic Investment Plan but for limitations imposed by the Internal Revenue Code.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to all options to purchase shares of common stock granted during our 2006 fiscal year to each of the Named Executive Officers. There were no grants of stock appreciation rights to the Named Executive Officers during our 2006 fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share) (2)	Expiration Date	Grant Date Present Value ($) (3)
Fredric W. Corrigan	278,293	17%	17.29	08/01/15	1,778,292
James T. Thompson	74,212	5%	17.29	08/01/15	474,215
Lawrence W. Stranghoener	64,935	4%	17.29	08/01/15	414,935
Steven L. Pinney	37,106	2%	17.29	08/01/15	237,107
Richard L. Mack	46,382	3%	17.29	08/01/15	296,381

(1)	The options vest in three equal installments on August 1 in 2006, 2007 and 2008.
(2)	Exercise price is the fair market value of the common stock on the date of grant, which is equal to the closing price at which the common stock was traded on such date, as reflected on the NYSE composite tape.
(3)	The Black-Scholes option pricing model was used to determine the grant date present value of the options to purchase shares of common stock granted in our 2006 fiscal year by Mosaic. Based on the Black-Scholes model, the present value of each option granted to the Named Executive Officers was $6.39 share. The material assumptions and adjustments incorporated in the model in estimating the value of the options include the following: (a) an option exercise price of $17.29 per share; (b) an option term of ten years; (c) an interest rate of 4.00%, representing the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term; (d) a volatility rate of 32.60%, calculated using our daily stock prices since the Combination; (e) no dividends; and (f) a reduction of approximately 9.8% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 18.5% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend upon the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend upon the excess of the market value of our common stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to all outstanding options to purchase our common stock held by each of the Named Executive Officers as of May 31, 2006. There were no options exercised by such individuals during our 2006 fiscal year.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Fredric W. Corrigan	—	—	—	558,993	—	—
James T. Thompson	—	—	—	210,244	—	—
Lawrence W. Stranghoener	—	—	17,361	99,658	—	—
Steven L. Pinney	—	—	—	88,928	—	—
Richard L. Mack	—	—	—	56,766	—	—

(1)	The value is calculated based on a May 31, 2006 closing stock price of $15.56 as quoted on the NYSE composite tape, which is less than the relevant exercise price.

Defined Benefit Pension Plans

Cargill maintains defined benefit pension plans that provide retirement benefits to certain employees of Cargill and other associated employers, including Mosaic. These plans include Cargill’s Salaried Employees’ Pension Plan (the “Cargill Pension Plan”), in which Messrs. Pinney and Mack participate. The Cargill Pension Plan is a tax-qualified defined benefit pension plan under the provisions of the Internal Revenue Code. Benefits under the Cargill Pension Plan are generally based on a combination of years of service and final average salary, which is the average of the employee’s 60 highest consecutive months’ salary in the 120 month period while employed at Cargill or the associated companies (including Mosaic) prior to termination of employment or retirement. Although no additional years of credited service are accrued under the Cargill Pension Plan for Messrs. Pinney and Mack after December 31, 2004, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under the Cargill Pension Plan for Messrs. Pinney and Mack includes post-Combination compensation paid by Mosaic. In accordance with the Merger and Contribution Agreement, Cargill incurs the costs associated with pre-Combination benefits for certain former employees of Cargill and its subsidiaries under certain pension plans, including the Cargill Pension Plan, and charges them to Mosaic. The amount that Cargill may charge to Mosaic for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. Cargill is solely responsible for payment of the annual pension benefits to the participants under the Cargill Pension Plan.

The following table sets forth the estimated annual pension benefits under the Cargill Pension Plan payable to participants in that plan at normal retirement age (i.e., 65) for various classifications of earnings and years of credited service.

Cargill Pension Plan

Final Average Annual Salary	Credited Years of Service
	10	15	20	25	30	35
$220,000	$23,500	$35,700	$51,400	$67,000	$82,700	$98,300
230,000	24,700	37,500	53,900	70,300	86,700	103,100
240,000	25,800	39,200	56,400	73,500	90,700	107,800
250,000	27,000	41,000	58,900	76,800	94,700	112,600
260,000	28,100	42,700	61,400	80,000	98,700	117,300
270,000	29,300	44,400	63,800	83,300	102,700	122,100

Covered compensation for fiscal year 2006 for purposes of the above table is generally the same as salary shown in the Summary Compensation Table; however, covered compensation under the Cargill Pension Plan is subject to limits established under the Internal Revenue Code ($220,000 at May 31, 2006). Messrs. Pinney and Mack have 29 and 10 years, respectively, of credited service under the Cargill Pension Plan.

The benefits shown in the above tables for the Cargill Pension Plan reflect annual life only annuity amounts for employees retiring in 2006 at age 65. Benefits under the Cargill Pension Plan are reduced for primary Social Security benefits and the amounts shown in the above tables reflect the estimated reduction.

Severance Agreements

In order to provide executive officers with appropriate assurances to continue to perform their duties and responsibilities and thereby promote the stability of Mosaic, we have entered into severance agreements with Messrs. Corrigan, Thompson, Stranghoener, Pinney and Mack. The severance agreements set forth the terms and conditions upon which the executive officer is entitled to receive certain benefits upon termination of employment by (1) us without Cause or (2) the executive officer for Good Reason (as the terms “Cause” and “Good Reason” are defined below).

In general, upon termination of employment by us without Cause or by the executive officer for Good Reason, the executive officer is entitled to amounts earned but unpaid to the date of termination plus an amount equal to the executive officer’s annual base salary and target bonus (two times annual base salary and target bonus in the case of Mr. Corrigan), continued coverage of health and dental coverage for up to a year (two years in the case of Mr. Corrigan), compensation for unused vacation, and outplacement services for up to one year (with a maximum cost of $25,000).

For purposes of the severance agreements, “Cause” means (1) breach of the severance agreement, (2) gross neglect or willful failure or refusal to perform the executive officer’s duties, (3) personal dishonesty intended to result in substantial personal enrichment at our expense, (4) willful or intentional acts to injure Mosaic, (5) knowing or intentional fraud against Mosaic or our customers, suppliers, clients, agents or employees, or (6) conviction of a felony or any crime involving fraud, dishonesty or moral turpitude. Likewise, “Good Reason” means a material demotion in status or duties, or a relocation requiring the executive officer to move his or her regular office location by more than 50 miles.

As of July 27, 2006, the amount of cash severance payments (excluding cash compensation for unused vacation) to Messrs. Corrigan, Thompson, Stranghoener, Pinney and Mack in the event of termination by us without Cause or by the executive officer for Good Reason is estimated to be $3,500,000, $831,250, $701,250, $536,250 and $450,000, respectively.

The severance agreements also provide that all options and RSUs granted under the Omnibus Stock Plan to the executive officer will immediately vest upon a Change in Control. For these purposes, “Change in Control” means (1) Cargill and its affiliates (“Cargill Entities”) transferring to an unaffiliated third party a number of shares of our common stock sufficient to elect a majority of the Board of Directors, (2) the Cargill Entities beneficial ownership falling below 50% of our outstanding common stock and a third party unaffiliated with the Cargill Entities acquiring ownership of at least 50% of our outstanding common stock, or (3) the Cargill Entities acquiring beneficial ownership of 90% or more of the outstanding shares of our common stock.

The severance agreements require the executive officers to furnish at least 30 days advance notice of a termination of employment without Good Reason, and, for a period of 12 months following termination of employment, prohibit the executive officer from (1) disclosing confidential information, (2) soliciting our customers, dealers, employees and suppliers, or interfering with our business relationships, or (3) competing with us.

STOCKHOLDER RETURN INFORMATION

The following performance graph compares the cumulative total return on our common stock for a period beginning October 25, 2004 (the date our common stock began trading on the NYSE) with the cumulative total return of the Standard & Poor’s 500 Stock Index (the “S&P 500”), the Standard & Poor’s Specialty Chemicals Index (the “S&P Group Index”) and a peer group of companies selected by us (the “2006 Peer Group”).

The 2006 Peer Group is comprised of Agrium Inc., Potash Corporation of Saskatchewan Inc. and Terra Industries Inc. Our stock price performance differs from that of the 2006 Peer Group during some periods due to differences in the market segments in which we compete or in the level of our participation in such segments compared to other members of the 2006 Peer Group. The S&P Group Index is comprised of Ecolab Inc., International Flavors & Fragrances Inc., Rohm and Haas Company and Sigma-Aldrich Corporation. In accordance with Standard & Poor’s policies, companies with less than a majority of their stock publicly traded are not included in the S&P 500, and, accordingly, we are not included in the S&P 500 or in the S&P Group Index. The comparisons set forth below assume an initial investment of $100 and reinvestment of dividends or distributions.

Comparison of Cumulative Total Return

The Mosaic Company, S&P 500, S&P Group Index and 2006 Peer Group

	10/25/04	12/01/04	03/01/05	06/01/05	09/01/05	12/01/05	03/01/06	06/01/06
Mosaic	100.00	121.27	110.00	89.00	109.33	90.33	106.93	106.67
2006 Peer Group	100.00	120.89	130.54	133.30	159.85	116.51	150.52	143.46
S&P Group Index	100.00	104.99	105.95	105.17	103.80	104.32	112.58	118.33
S&P 500	100.00	104.05	107.17	106.56	109.68	112.83	116.17	115.77

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 22, 2004, pursuant to the Agreement and Plan of Merger and Contribution dated as of January 26, 2004, by and among Mosaic, GNS Acquisition Corp. (a wholly owned subsidiary of Mosaic), IMC Global Inc. (“IMC”), Cargill and Cargill Fertilizer, Inc. (“CFI”), as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (the “Merger and Contribution Agreement”), (1) GNS Acquisition Corp. merged with and into IMC (the “Merger”), with IMC surviving the Merger and (2) the Cargill Contributing Corporations (as defined in the Merger and Contribution Agreement) contributed to Mosaic equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses (Cargill’s fertilizer businesses are referred to below as “CCN” and the contribution by Cargill to Mosaic is referred to below as the “Contribution”). Upon completion of the Merger, IMC became a wholly owned subsidiary of Mosaic. In addition, at the effective time of the Merger, IMC’s corporate name was changed from IMC Global Inc. to Mosaic Global Holdings Inc.

Pursuant to the Contribution, the Cargill Contributing Corporations contributed to Mosaic equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses (excluding its retail fertilizer business) in exchange for the issuance of shares of Mosaic capital stock. The Cargill Contributing Corporations in the aggregate received shares of Mosaic common stock that represented approximately 66.5% of the outstanding shares of common stock (after giving effect to the Combination), in addition to 5,458,955 shares of Class B Common (which subsequently converted automatically to shares of common stock). In addition, Mr. Bastiaens is a Vice Chairman of Cargill, and Mr. Lumpkins is a Vice Chairman and former Chief Financial Officer of Cargill, and in certain cases may participate in or supervise the transactions discussed below on behalf of Cargill. Prior to joining Mosaic as Executive Vice President and Chief Operating Officer in July 2006, Mr. Prokopanko was a Corporate Vice President of Cargill and may have participated in or supervised the transactions discussed below on behalf of Cargill.

The following is a description of material relationships between Cargill and Mosaic continuing after the Combination:

Investor Rights Agreement

In addition to those certain agreements between Cargill and Mosaic regarding the composition of our Board of Directors and committees thereof, which are more fully described under “Nomination and Selection of Directors” in this proxy statement, under the Investor Rights Agreement, as amended, Cargill has agreed not to buy or sell our stock as follows:

•	during the Standstill Period (as defined under “Nomination and Selection of Directors”), Cargill agreed not to acquire any shares of our common stock; and

•	during the three-year period commencing on October 22, 2004, Cargill agreed not to sell, transfer or otherwise dispose of any of our voting securities to any person that is not an affiliate of Cargill, unless the sale, transfer or other disposition is approved in advance by the members of our Board of Directors who were designated by IMC or their duly elected replacements.

In addition, Cargill has agreed with Mosaic that, during the Standstill Period, it will not take specified actions as a stockholder of Mosaic, including:

•	supporting or participating in a proxy contest or otherwise soliciting proxies in opposition to proposals or matters proposed, recommended or supported by our Board of Directors;

•	participating in any election contest with respect to Mosaic;

•	soliciting our other stockholders for the approval of one or more stockholder proposals with respect to Mosaic;

•	forming or participating in a group (within the meaning of the Exchange Act) of persons acquiring, holding, voting or disposing of our voting securities which would be required to file a statement on Schedule 13D with the SEC under Section 13(d) of the Exchange Act;

•	making any statement or proposal to our Board of Directors, any of our directors, officers or stockholders or making any proposal or public announcement regarding, among other things, any form of business combination, merger, restructuring, recapitalization or acquisition or sale of material assets involving Mosaic (other than discussion with our Board of Directors and any of our directors or officers which do not require us to make any public announcement or filing under the Exchange Act);

•	seeking removal of the IMC Directors (as defined under “Nomination and Selection of Directors”);

•	seeking to increase the number of directors on our Board of Directors above twelve, absent the consent of a majority of the IMC Directors;

•	seeking to increase the number of the Cargill Directors (as defined under “Nomination and Selection of Directors”) on our Board of Directors above seven, absent the consent of a majority of the IMC Directors; or

•	calling or seeking to call any meeting of our stockholders.

Pursuant to the terms of the Investor Rights Agreement, during the Standstill Period Cargill has agreed to vote all of the voting securities of Mosaic held by it in accordance with the recommendation of our Board of Directors with respect to all matters submitted to the vote of our stockholders which have been proposed by any stockholder and which affect or regard the compensation or benefits of our directors, officers or employees or relate to matters concerning the continued publicly traded nature of Mosaic or any potential change in control of Mosaic, except that Cargill may vote its voting securities in Mosaic as it determines in its discretion with respect to the following if presented at a meeting of stockholders:

•	any disposition by Mosaic of a substantial part of its assets;

•	any recapitalization of Mosaic other than to form a holding company or to effect a change in our state of incorporation;

•	any liquidation of, or consolidation involving, Mosaic;

•	subject to Cargill’s other obligations under the Investor Rights Agreement, any increase in our authorized shares or other amendment to our certificate of incorporation or bylaws; or

•	any other transaction that could reasonably be expected to have a material effect on Cargill’s investment in Mosaic.

Registration Rights Agreement

Concurrently with the execution of the Merger and Contribution Agreement, Cargill entered into a Registration Rights Agreement with us.

Pursuant to the Registration Rights Agreement, following the three-year anniversary of the effective date of the Combination (i.e., after October 22, 2007), Cargill (and its affiliates that own our common stock) has the right to request that we file a registration statement (a “Demand Registration”) with the SEC for an offering of its shares of common stock, and we are required to use commercially reasonable efforts to cause any such Demand Registration to become effective under the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to effect up to five Demand Registrations, any of which may be a shelf registration. The market value of the shares of the common stock to be included in any Demand Registration must be at least $10 million. We will not be obligated to effect a Demand Registration within 270 calendar days of the effective date of the immediately preceding Demand Registration.

If, at any time following October 22, 2007, we propose to register any of our securities under the Securities Act, whether for our own account or for the account of a third party, Cargill (and its affiliates that own our common stock) may request that we include all of its shares of common stock in the registration.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel for Cargill (and any of its affiliates exercising registration rights in connection with a registration), but excluding underwriting discounts and commissions and any other legal fees of Cargill (and any of its affiliates exercising registration rights in connection with a registration), will be paid by us.

Reimbursement of Pre-Combination Incentive Compensation

In connection with the Combination, certain former Cargill employees who became employees of Mosaic and who possessed stock options and cash performance options (“CPOs”) granted by Cargill prior to the Combination pursuant to Cargill’s compensation plans retained such awards. Liabilities associated with these stock options and CPOs were primarily related to the Cargill fertilizer businesses and assumed by us pursuant to the Merger and Contribution Agreement. We have clarified with Cargill our understanding of our obligations related to pre-Combination stock options and CPOs by confirming that (1) our maximum aggregate reimbursement obligation to Cargill for costs associated with pre-Combination stock options and CPOs under no circumstances can exceed $9.8 million; and (2) we have no reimbursement obligation for any pre-Combination stock option or CPO award to any former Cargill employees who are executive officers of Mosaic. During our 2006 fiscal year, we reimbursed Cargill $5.0 million for costs associated with the pre-Combination stock options and CPOs.

Pension Plans and Other Benefits

In accordance with the Merger and Contribution Agreement, pension and other postretirement benefit liabilities for certain former CCN employees were not transferred to Mosaic. Prior to the Combination, Cargill was the sponsor of the benefit plans for CCN employees and therefore, no assets or liabilities were transferred to us. These former CCN employees remain eligible for pension and other postretirement benefits under Cargill’s plans. Cargill incurs the associated costs and charges them to Mosaic. The amount that Cargill may charge to Mosaic for these pension costs may not exceed $2.0 million per year and are capped at $19.2 million in the aggregate. This cap does not apply to the costs associated with certain active union participants who continue to earn service credit under Cargill’s pension plan.

Special Transactions Committee and Transactions with Cargill

Pursuant to an Investor Rights Agreement entered into between Cargill, Incorporated and certain of its subsidiaries, which collectively own approximately 65.3% of our common stock, and Mosaic, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill and its affiliates (other than Mosaic and its subsidiaries), on the one hand, and Mosaic and its subsidiaries, on the other hand, except as provided below, require the approval of a majority of the former directors of IMC serving on our Board of Directors who are deemed “non-associated directors” (such members being referred to as the “IMC Independent Directors” and comprising the Special Transactions Committee (or “STC”) of the Board of Directors). Our Board of Directors has adopted a charter for the STC which provides that the STC will oversee transactions between us and/or our affiliates and Cargill and/or its affiliates with the objective that transactions with Cargill be fair and reasonable to us, with arm’s length terms and conditions. Pursuant to its charter, the STC may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the STC or the Chairman of the STC. The STC has approved a policy which we have implemented and refer to as the “Guidelines for Related Party Transactions with Cargill, Incorporated” (“Guidelines”), whereby the STC has delegated approval authority for certain transactions with Cargill and/or its affiliates to an internal committee comprised of our senior managers. The internal management committee is required to report its activities to the STC on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill and/or its affiliates must be approved by the STC in addition to our internal management committee:

•	agreements or relationships which require payment by us or Cargill, as the case may be, of $2.0 million or more to the other party during any fiscal year of Mosaic;

•	multi-year commitments (i.e., contracts with terms of greater than one year) on behalf of Mosaic;

•	evergreen contracts (i.e., contracts with annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring STC approval; or

•	licenses or other arrangements involving any material intellectual property of Mosaic or its subsidiaries.

The review and approval of proposed transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the STC to our internal management committee.

During the 2006 fiscal year, Mosaic and its affiliates engaged in various transactions, arrangements or agreements with Cargill and/or its affiliates. The transactions, arrangements or agreements with Cargill described below have either been approved by the STC, by our internal management committee, or to the extent a transaction or arrangement has been or is in the process of being completed by the parties but has not yet been approved by the STC or our internal management committee, as the case may be, such transaction or arrangement is generally described below.

•	Master Transition Services Agreement and Amendment. Concurrent with the execution of the Merger and Contribution Agreement, Cargill entered into a Master Transition Services Agreement (“Transition Services Agreement”) with Mosaic. Pursuant to the Transition Services Agreement, Cargill and certain of its subsidiaries have agreed to provide us with various transition-related services pursuant to individual work orders negotiated between Cargill (or its subsidiaries) and us (each, a “Work Order”). We have entered into individual Work Orders for services in various countries, including Argentina, Australia, Brazil, Canada, Chile, China, France, Hong Kong, India, Mexico, Russia, Thailand, Ukraine, the United States and Vietnam, each of which has been approved by the STC or by an internal management committee, as applicable. Generally speaking, each Work Order is related to services provided by Cargill for CCN prior to the Combination which were continued for our benefit for a post-closing transition period. The services provided by Cargill and its subsidiaries include, but are not limited to, accounting, accounts payable and receivable, financial reporting, financial service center, graphics, human resources, information technology, insurance, legal, license and tonnage reporting, mail services, maintenance, marketing, office services, procurement, public relations, records, strategy and business development, tax, travel services and expense reporting, treasury, and other administrative and functional related services. Services performed under the Transition Services Agreement may be modified by the mutual agreement of Mosaic and Cargill. The initial Transition Services Agreement with Cargill expired in October 2005 and was amended by the parties for an additional one year period. Most of the initial Work Orders expired on or about October 2005 and have been renewed through October 2006. The fees paid by Mosaic for services generally approximate Cargill’s internal cost allocations to its other businesses and may be subject to adjustment. We believe that the fees we pay for these services are comparable to those that would be paid if performed by our own internal resources or had they been performed by unaffiliated third parties. During our 2006 fiscal year, we paid Cargill approximately $15.9 million for the global services provided by Cargill and/or its subsidiaries to Mosaic under the Transition Services Agreement.

•

Fertilizer Supply Agreement (United States). We sell fertilizer products produced by us and our affiliates to Cargill’s AgHorizons business unit, which it sells through its retail fertilizer stores in the

United States. Under a fertilizer supply agreement, we sell nitrogen, phosphate and potash products at prices set forth in price lists that we issue from time to time to our customers. In addition, we may sell to Cargill AgHorizons certain products produced by third parties for a per tonne sourcing fee. We have also agreed to make new fertilizer products and agronomic services, should they be developed, available to Cargill AgHorizons on regular commercial terms. Under our supply agreement, Cargill AgHorizons is not obligated to purchase any minimum volume of fertilizer products and we are under no obligation to supply such products to Cargill AgHorizons unless the parties agree to specific volumes and prices on a transaction-by-transaction basis. The supply agreement is in effect until September 30, 2007 at which time it may be renewed by the mutual written agreement of the parties. During our 2006 fiscal year, Mosaic sold approximately $16.5 million of fertilizer products to Cargill AgHorizons under this supply agreement.

•	Fertilizer Supply Agreement (Canada). We sell fertilizer products produced by us and our affiliates to Cargill Limited, a subsidiary of Cargill. Cargill Limited purchases the substantial majority of its Canadian fertilizer requirements from us for its retail fertilizer stores in Western Canada. The agreement provides that we will sell nitrogen, phosphate and potash products at prices set forth in price lists we issue from time to time to our customers. In addition, we may sell to Cargill Limited certain products produced by third parties for a per tonne sourcing fee. In exchange for Cargill Limited’s commitment to purchase the substantial majority of its fertilizer needs from us and because it is one of our largest customers in Canada, we have also agreed to make new fertilizer products and agronomic services, to the extent marketed by us, available to Cargill Limited on regular commercial terms and have agreed to afford Cargill Limited price protection against sales made to other retailers for equivalent products or services at lesser prices or rates. In addition, because of the volume of products purchased by Cargill Limited, we have agreed to pay a per tonne rebate at the end of each contract year if annual purchase volumes exceed certain thresholds. The supply agreement is in effect through June 2007. During our 2006 fiscal year, Mosaic sold approximately $56.9 million of fertilizer products to Cargill Limited under this supply agreement.

•	Phosphate Supply Agreement (Argentina). Mosaic Crop Nutrition, LLC has entered into a Phosphate Supply Agreement with Cargill Sociedad Anonima Commercial e Industrial (“Cargill S.A.C.I.”), Cargill’s subsidiary in Argentina. Under this arrangement, we have agreed to sell phosphate-based fertilizers to Cargill. Cargill has no obligation to purchase any minimum quantities of fertilizer products from us and we have no obligation to supply any minimum quantities of products to Cargill. This agreement expired on May 31, 2006 and is expected to be renewed by the parties. During our 2006 fiscal year, Mosaic sold approximately $18.9 million of fertilizer products to Cargill under this supply agreement.

•	Spot Fertilizer Sales (Paraguay). From time to time, Mosaic’s subsidiaries, Mosaic de Argentina S.A. and Mosaic Fertilizantes do Brasil S.A., make spot fertilizer sales to Cargill Agropecuaria S.A.C.I. in the Republic of Paraguay. Pricing for fertilizer sales to Cargill Agropecuaria is mutually agreed upon by the parties at the time of sale and is competitively based within the Paraguayan market. Mosaic is under no obligation to sell fertilizer to Cargill Agropecuaria. Cargill Agropecuaria purchased approximately $2.4 and $10.7 million of fertilizer products from Mosaic de Argentina S.A. and Mosaic Fertilizantes do Brasil S.A., respectively, during our 2006 fiscal year.

•	Agreement for Supply of Untreated Granular White Potassium Chloride. Mosaic USA LLC entered into a transaction to sell untreated white muriate of potash to Cargill’s salt business. Under this arrangement, white muriate of potash is sold to Cargill at fixed prices delivered to Cargill’s Timpie, Utah facility, with freight adjustments to occur after July 1, 2006 for the remainder of the term of the agreement which lasts through December 2006. During fiscal 2006, Mosaic sold approximately $1.1 million of white muriate of potash to Cargill under this agreement.

•

Feed Supply Agreements and Renewals. We entered into various agreements relating to the supply of feed grade phosphate, potash and urea products to Cargill’s animal nutrition, grain and oilseeds, and poultry businesses. Specifically, we have approved the form of standard sales agreements with Cargill for the supply of feed phosphates on a spot basis in Brazil, Canada, Indonesia, Mexico, Philippines,

Taiwan, the United States, Vietnam and Venezuela. We also sell feed grade urea to Cargill and its subsidiaries in some of these countries. Under these agreements, Cargill has no obligation to purchase any minimum of feed grade products from us and we have no obligation to supply any minimum amount of feed grade products to Cargill. Sales made by us to Cargill are at prices negotiated by the parties at the time of purchase. These supply agreements were in effect until May 31, 2006 and have been renewed until February 28, 2007. During our 2006 fiscal year, Mosaic sold approximately $19.5 million of feed grade products to Cargill and its affiliates under these agreements.

•	Fruit Purchase Contracts. Mosaic and its affiliates are significant landowners in Florida. In connection with our land holdings, we own and maintain several thousand acres of citrus groves, comprised primarily of oranges and grapefruits. Because we are not in the fruit processing business, we have entered into five fruit purchase contracts with an affiliate of Cargill that is in the business of processing fruit for juices and related products. In exchange for the fruit, Cargill compensates Mosaic on a per box bases depending on the type of fruit purchased. These contracts vary in duration. During our 2006 fiscal year, Mosaic sold approximately $4.6 million of citrus to Cargill under these fruit purchase contacts.

•	Fertilizer Agency Agreement. We have retained Cargill Limited to perform certain marketing services on our behalf for the sale of our fertilizer products to independent dealers in Western Canada, including the provinces of Manitoba, Saskatchewan, Alberta and British Columbia. In consideration for being appointed our exclusive marketing agent in Western Canada, Cargill Limited has agreed to perform these marketing services and to assume accounts receivable credit risk in the event of nonpayment by customers. We are responsible for establishing the prices and other terms upon which Cargill Limited will solicit orders for our fertilizer products. In exchange for these services, we have agreed to pay Cargill Limited a per tonne marketing fee based on the estimated cost of marketing fertilizer in Western Canada if we did so with an internal sales force of our own. We also take into consideration the value of the credit risk assumed by Cargill. This agreement is in effect until June 30, 2007. During our 2006 fiscal year, we paid Cargill approximately $1.9 million for marketing services under this agreement.

•	Ocean Transportation Service Level Agreement. We have entered into an agreement with Cargill’s Ocean Transportation Division (“Cargill OTD”) whereby Cargill OTD has agreed to perform, on a non-exclusive basis, various freight related services for Mosaic. Freight services include, but are not limited to, (i) vessel and owner screening, (ii) freight rate quotes in specified routes and at specified times, (iii) advice on market opportunities and freight strategies for the shipment of our fertilizer products to international locations, and (iv) the execution of various operational tasks associated with the international shipment of our products. In consideration for the services provided by Cargill OTD, we have agreed to pay a fee (1) in the case of voyage charters, an address commission calculated as a percentage of the voyage freight value, (2) in the case of time charters, an address commission calculated as a percentage of the time-charter hire, and (3) in the case of forward freight agreements, a commission calculated as a percentage of the forward freight agreement notional value. The agreement provides that the parties may renegotiate fees during its term, and the agreement is in effect until either party terminates it by providing 60 days prior written notice to the other party. During our 2006 fiscal year, we paid Cargill approximately $80 million (inclusive of fees and freight paid to Cargill OTD, who in turn is responsible for payment to vessel owners and charterers) for freight and related services under this agreement.

•

Barge Freight Sales Agreement. Mosaic and Cargo Carriers (“Cargo Carriers”), a division of Cargill, have entered into a Barge Freight Sales Agreement where we have agreed to purchase northbound and southbound barge freight from Cargo Carriers for the transport of our nitrogen, phosphate and potash fertilizer products. Under this agreement, we have agreed to purchase a specified number of barge loadings per contract year, which is estimated to be approximately 25% of our annual barge freight purchases. Cargo Carriers has agreed to provide suitable covered hopper barges with towing power as required. The agreement addresses standard barge freight terms such as destination restrictions, surcharge adjustments, tonnage minimums, free time, demurrage, barge cleaning and other terms. Mosaic and Cargo Carriers have agreed on barge freight rates determined on a per tonne basis which are dependent upon the origin and destination of our shipments. This agreement is in effect until the summer of 2007. During our 2006 fiscal year, we paid Cargo Carriers approximately $3.3 million for barge freight and related services under this agreement.

•	Services Agreements for Logistics and General Services. Our subsidiary, Mosaic de Argentina S.A., has entered into services agreements with Cargill S.A.C.I. in Argentina. Cargill S.A.C.I. originates fertilizer and sells crop nutrients from its country stations to farmers in Argentina. Under the terms of the services agreement, we have agreed to supply services related to fertilizer origination, administration, storage and dispatch. This agreement is in effect until May 31, 2009, unless terminated earlier by the parties and will automatically renew itself for an additional two-year term unless terminated by either party at least 90 days prior to the expiration of the original term. We have also agreed to make available to Cargill S.A.C.I. 40,000 metric tonnes of storage space per month as well as to a daily dispatch of 30 trucks for the fertilizer product. Fees will be paid by Cargill S.A.C.I. based upon a fee schedule for each service we perform.

In addition, we have also entered into an agreement to provide other services to Cargill S.A.C.I., including services related to the purchase, import, storage, transportation, distribution, marketing and sale of fertilizers and/or petrochemicals. To leverage our fertilizer infrastructure and expertise, we have agreed to perform certain purchasing and forwarding management services, and have also agreed to provide counseling in the administration and handling of fertilizer stocks, equipment maintenance, general and special technical agronomic matters, research and development, commercial management and personnel training. This agreement is for a period of 12 months expiring on May 31, 2007. Fees will be paid pursuant to a price list agreed to by the parties. During our 2006 fiscal year, Cargill paid approximately $5.0 million to us for services provided by Mosaic pursuant to these agreements.

•	Shared Services and Access Agreements (Houston, Texas and Savage, Minnesota). Mosaic and Cargill entered into an agreement relating to a variety of operational matters at our Houston, Texas port facility and our Savage, Minnesota river facility, both of which are adjacent to grain, oilseed and/or salt facilities owned and operated by Cargill. The agreements address various co-location matters, including the granting of easements from one party to the other, understandings relating to shared services and the allocation or sharing of costs relating to matters such as security, vessel berthing and logistics, channel dredging, utilities, truck scales, road and rail track maintenance, as well as other repair and maintenance activities. In addition, the Houston agreement provides that we may, from time to time, provide loading and unloading services to Cargill at specified per tonne rates. The Savage arrangement provides that we will perform unloading services for Cargill’s salt business at a rate of $2.25 per tonne between March and November, weather conditions permitting, and further provides that we will scale trucks loaded with salt for a fee of $1,000 per month (each rate being subject to annual Consumer Price Index adjustments). The agreements will be in effect as long as Cargill and Mosaic own property at the Houston and Savage facilities. During our 2006 fiscal year, Cargill paid Mosaic approximately $423,000 for services performed by Mosaic under these agreements.

•	Product Purchase, Storage and Handling Agreement (Pipestone, Minnesota). We retain Cargill, as the owner and operator of a bulk materials handling terminal in Pipestone, Minnesota, to store various dry fertilizers and non-grain feeds, and to perform certain unloading, transfer and loading services for us. In addition, Cargill’s Pipestone facility purchases a substantial amount of its phosphate requirements from Mosaic. In exchange for the storage and handling services provided by Cargill, we have agreed to pay a per short ton inbound handling fee for transfer of products into the Pipestone facility as well as a per short ton handling fee for all wholesale short tons that pass through this facility. Mosaic and Cargill estimate that 40,000 short tons of product will be put through the Pipestone facility on an annual basis, provided that no penalty to either party is contemplated if the actual volume does not meet this estimate. This agreement is in effect until May 31, 2007. During our 2006 fiscal year, Mosaic paid Cargill approximately $144,000 for storage and handling services and Cargill paid us approximately $2.4 million for fertilizer products purchased during this period.

•

Storage and Handling Agreement (Clavet, Saskatchewan). Mosaic Canada ULC has entered into an agreement with Cargill Limited whereby Cargill provides exclusive storage space to Mosaic for the storage of various fertilizer products. Under this arrangement Cargill also performs certain unloading, transfer and loading services for us. Mosaic guarantees a minimum 35,000 tonnes of combined throughout each year for a three year period. This agreement expires in September, 2007. During our 2006 fiscal year, we paid Cargill approximately $650,000 for storage and handling services under this agreement.

•	Barter Agreements. We entered into an agreement with Cargill’s grain and oilseed business in Brazil where Cargill’s Brazilian subsidiary, Mosaic and Brazilian farmers may from time to time enter into commercial arrangements pursuant to which the farmer agrees to a forward delivery grain contract with Cargill’s subsidiary, and in turn, uses cash generated from the transaction to purchase fertilizer from us. Similarly, in Argentina, we enter into agreements with farmers who purchase fertilizer products from Mosaic to sell their grain to us upon harvest. In turn, we enter into agreements with Cargill’s grain and oilseed business in Argentina whereby we sell the grain received from the farmer to Cargill. Transactions with Cargill in Brazil and Argentina at local market prices. The number of barter transactions with Cargill’s subsidiaries varies from year to year. The Brazil agreement remains in effect until either party terminates it by providing 90 days prior written notice to the other party. In Argentina, the agreement is in effect until October 22, 2007. In fiscal 2006, we were paid approximately $76.9 million by Cargill in Brazil and $39.6 million in Argentina under these relationships.

•	Equipment Transfer Agreement. In November 2005, Cargill Yug finalized the transfer to Mosaic Krasnodar of miscellaneous equipment, including a terragator, spray coupe and rogator, originally acquired by Cargill Yug on Mosaic’s behalf. We reimbursed Cargill Yug for approximately $500,000 in lease payments made and agreed to assume the obligations of Cargill Yug under the lease agreement covering this equipment.

•	Energy Services Consulting Agreement. We have entered into an Energy Services Consulting Agreement with Cargill. Under the terms of this agreement, Cargill provides natural gas risk management consulting services to us. The agreement replaces a temporary month-to-month risk management agreement that had been in place between the parties. The agreement is for a one year term expiring December 31, 2006 and automatically renews itself for one-year periods unless terminated by either party. During our 2006 fiscal year, we paid Cargill approximately $157,000 for risk management consulting services under this agreement.

•	Plant-to-Plant Agreements. We have entered into agreements with Cargill and its affiliates whereby we provide crop nutrient consulting services to Cargill and its subsidiaries to develop value-added solutions to help farmers increase yields for crops. These agreements expired during our 2006 fiscal year, and Cargill paid us an aggregate of $65,000 for our services.

•	Vegetable Oil Loadout Agreement. We have regularly provided loadout services at our Quebracho port facility for Cargill’s grain and oilseed business in Argentina which is located adjacent to our fertilizer operations. We have entered into a 50-year agreement where Mosaic or its successors have agreed to continue to loadout refined vegetable oil to vessels provided by Cargill. In exchange for these loadout services, Cargill S.A.C.I. paid us approximately $100,000 during fiscal 2006.

•	Concentrates Industrialization Contract. In Brazil, we have agreed to manufacture feed products for a third party using raw materials supplied to us by Agribrands, a division of Cargill. This agreement was extended by the parties until July 2007. During our 2006 fiscal year, Cargill paid us approximately $90,000 for services provided under this agreement.

•	Real Property Matters. We have constructed a new single superphosphate manufacturing facility adjacent to our Quebracho port terminal in Argentina which commenced operations in July 2006. The real property on which the facility has been constructed is currently owned by Cargill S.A.C.I. Cargill has agreed to sell us the property for approximately $385,000. The parties are in the process of completing documentation to transfer title of the property to us during our 2007 fiscal year.

•	Office Sharing Arrangements. In connection with the Combination, we entered into certain office sharing and sublease arrangements with Cargill’s subsidiaries in various geographic locations, including with respect to certain offices in Argentina, China, Hong Kong and the United States. We believe the terms of the office sharing and sublease arrangements are market based and competitive with what we would be able to achieve from third parties for comparable space and services.

•	Miscellaneous. There are various other agreements between us and Cargill and its affiliates which we believe are not material to us.

Other Agreements

We have entered into a Program Agreement with Incentive Services, Inc. (“Incentive Services”) whereby Incentive Services is a preferred supplier for our employee service recognition programs in the United States and Canada. In addition, we have purchased miscellaneous supplies from Incentive Services that are used by us for business purposes. During our 2006 fiscal year, we paid Incentive Services $181,202 for employee recognition awards and various supplies. A son-in-law of Mr. Corrigan, our Chief Executive Officer, President and director, is employed by, and part owner of, Incentive Services. Incentive Services was selected by us after the review of various potential suppliers, and Mr. Corrigan did not participate in our selection process.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors is comprised of Messrs. Bastiaens, Mathis, Michel, Monahan and Seibert. No Compensation Committee interlocks nor insider participation occurred during our 2006 fiscal year.

PROPOSAL NO. 2—APPROVAL OF AN AMENDMENT TO

THE MOSAIC COMPANY 2004 OMNIBUS STOCK AND INCENTIVE PLAN

The Board of Directors has approved, subject to shareholder approval, an amendment to our 2004 Omnibus Stock and Incentive Plan (“Omnibus Stock Plan”) to increase the number of shares of common stock available for issuance thereunder from 10,000,000 shares to 25,000,000 shares. As of August 9, 2006, there were approximately 4,835,837 shares that remained available for new awards. The Board of Directors believes that the Omnibus Stock Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Omnibus Stock Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Omnibus Stock Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Omnibus Stock Plan to aid in attracting and retaining personnel capable of assuring the future success of Mosaic, to offer such personnel additional incentives to put forth maximum effort for the success of our business and to afford them an opportunity to acquire a proprietary interest in Mosaic.

Summary of the Omnibus Stock Plan

The Omnibus Stock Plan, as amended, is attached as Appendix B. The following summary is qualified in its entirety by reference to Appendix B.

The Omnibus Stock Plan was approved by the Board of Directors and approved by our shareholders in October 2004. The Board of Directors may amend or discontinue the Omnibus Stock Plan at any time, provided, however, without the approval of our shareholders, no such amendment or discontinuation shall be made that, absent such approval, (i) would violate the rules or regulations of the NYSE or any other securities exchange that are applicable to us, (ii) would increase the number of shares authorized under the Omnibus Stock Plan, (iii) would increase the number of shares subject to the limitations set forth in the Omnibus Stock Plan for compliance with Section 162(m) under the Internal Revenue Code, (iv) would permit the award of options or stock appreciation rights at less than fair market value on the date of grant or the repricing of awards, or (v) would expand the classes or categories of persons eligible to receive awards under the Omnibus Stock Plan. The Board of Directors may not alter or impair any option or award previously granted under the Omnibus Stock Plan without the consent of the holder of the option or award.

Pursuant to the Omnibus Stock Plan, officers, other full or part-time employees, directors, consultants, agents, advisors or independent contractors of Mosaic may receive awards, including options to purchase common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards (including performance awards that are “qualified performance-based compensation” within the meaning of Section 162(m) under the Internal Revenue Code), dividend equivalents, other stock grants and other stock-based awards. The Omnibus Stock Plan provides for the grant of both incentive stock options (“ISOs”) intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Omnibus Stock Plan must equal or exceed the fair market value of the common stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Omnibus Stock Plan is administered by the Compensation Committee or a subcommittee thereof. Currently, approximately 7,600 individuals are eligible to participate in the Omnibus Stock Plan, although historically approximately 200 individuals have been selected by the Compensation Committee to receive awards under the Omnibus Stock Plan.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. As to other awards granted under the Omnibus Stock Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the Omnibus Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Omnibus Stock Plan.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the Omnibus Stock Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

New Plan Benefits

No awards made under the Omnibus Stock Plan prior to the date of the 2006 Annual Meeting of Stockholders have been made subject to stockholder approval of the amendment to the Omnibus Stock Plan. The number and types of awards that will be granted under the Omnibus Stock Plan in the future are not determinable, as the Compensation Committee will make these determinations in its discretion in accordance with the terms of the Omnibus Stock Plan. The last sale price of our common stock as reported by the NYSE on August 9, 2006, was $15.22 per share.

Historical Awards Under the Omnibus Stock Plan

The following table sets forth information with respect to RSUs and stock option grants to the specified individuals and groups set forth below, each pursuant to the Omnibus Stock Plan as of August 9, 2006.

Name and Principal Position	Restricted Stock Units	Options Granted
Fredric W. Corrigan President and Chief Executive Officer	271,209	835,018
James T. Thompson Executive Vice President	74,992	281,222
Lawrence W. Stranghoener Executive Vice President and Chief Financial Officer	130,015	178,139
Steven L. Pinney Senior Vice President—Phosphate Operations	45,112	132,303
Richard L. Mack Senior Vice President, General Counsel and Corporate Secretary	47,857	104,085
Phyllis E. Cochran Director Nominee	—	—
Robert L. Lumpkins Director Nominee	22,258	—
Harold H. MacKay Director Nominee	11,129	—
William T. Monahan Director Nominee	11,129	—
All executive officers as a group (10 persons)	723,568	1,919,877
All non-executive directors as a group (9 persons)	108,786	—
Each associate of the above-mentioned directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options	—	—
All employees (other than executive officers) as a group	194,662	2,210,348	(1)

(1)	The number of shares shown as subject to options includes 3,748 shares subject to stock appreciation rights.

Equity Compensation Plan Information

The following provides information related to our equity compensation plans as of May 31, 2006.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in first column)(2)
Equity compensation plans approved by stockholders	8,667,467	$16.48	6,924,073
Equity compensation plans not approved by stockholders	—	—	—

Total	8,667,467	$16.48	6,924,073

(1)	Includes shares to be issued under the Omnibus Stock Plan and certain equity compensation plans assumed from IMC as a result of the Combination.
(2)	Shares are available for future issuance only under the Omnibus Stock Plan.

The Board of Directors recommends a vote FOR the amendment to the Omnibus Stock Plan.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the Annual Report on Form 10-K:

•	Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and

•	Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.

The Audit Committee also reviewed with Mosaic’s independent registered public accounting firm, KPMG LLP, its report on management’s assessment, and the effectiveness, of internal control over financial reporting included in the Annual Report on Form 10-K. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG LLP has the responsibility for auditing management’s assessment, and the effectiveness, of internal control over financial reporting as of year end and expressing an opinion thereon based on its audit.

The Audit Committee also reviewed with KPMG LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and Statement on Auditing Standards No. 61. The Audit Committee has also reviewed with KPMG LLP and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on

Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and Mosaic, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee has also reviewed and considered the compatibility of nonaudit services with regard to KPMG LLP’s independence.

The Audit Committee discussed with our internal auditor and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the reports of KPMG LLP be included in the Annual Report on Form 10-K for the year ended May 31, 2006 for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit the financial statements for our 2007 fiscal year.

Respectfully submitted,

Raymond F. Bentele, Chair

William R. Graber

David B. Mathis

William T. Monahan

Fees Paid to Independent Registered Public Accounting Firm

During our 2006 fiscal year and the period from October 22, 2004 through our fiscal year ended May 31, 2005, KPMG LLP (“KPMG”) provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2005	2006
Audit Fees	$3,105,000	$6,635,000
Audit-Related Fees	142,000	166,000
Tax Fees	26,000	220,000
All Other Fees	4,000	41,000

Audit fees include fees associated with the annual financial statement audit and the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, as well as assistance with review of documents filed with the SEC. Audit fees for fiscal 2006 were significantly higher than audit fees paid in fiscal 2005 due to increased services performed in 2006 in connection with our initial compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services and accounting consultations. No internal audit assistance services were rendered during such periods.

Tax fees include tax compliance fees related to tax return preparation and review.

Other fees include fees associated with training our employees regarding U.S. generally accepted accounting principles.

The Audit Committee of the Board of Directors has concluded that none of the services provided by KPMG has impaired KPMG’s independence.

Preapproval of Independent Registered Public Accounting Firm Services

Pursuant to the Audit Committee’s charter and independent registered public accounting firm services preapproval policies adopted by the Audit Committee, the Audit Committee preapproves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s preapproval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.

The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm are not prohibited by rules of the SEC.

Any engagement of the independent registered public accounting firm must be preapproved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.

In preapproving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and nonaudit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.

In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with Independence Standards Board Standard No. 1, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.

All of the services provided by KPMG for our 2006 and 2005 fiscal years were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for our 2006 or 2005 fiscal year were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 7, 2006, the Audit Committee of the Board of Directors appointed KPMG as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending May 31, 2007.

While we are not required to do so, we are submitting the appointment of KPMG to serve as our independent registered public accounting firm for the fiscal year ending May 31, 2007 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE

2007 ANNUAL MEETING OF STOCKHOLDERS

Our bylaws establish an advance notice procedure for stockholder proposals at our 2007 Annual Meeting of Stockholders. For business to be properly brought before the annual meeting by a stockholder, and for stockholder recommendations of future director nominees to be considered by the Corporate Governance and Nominating Committee, the stockholder must have given written notice thereof to the Corporate Secretary, delivered or mailed to and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Therefore, a stockholder proposal or nomination intended to be brought before the 2007 Annual Meeting must be received by the Corporate Secretary no earlier than June 6, 2007 and no later than July 6, 2007. Delivery shall be by hand or by certified or registered mail, return receipt requested. The stockholder’s notice shall include (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (2) the name and address, as they appear on our books, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of Mosaic entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of our shares which are beneficially owned by the stockholder, and (5) any material interest of the stockholder in such business. Additional requirements relating to a notice of nomination are described in this proxy statement under the caption “Policies Relating to the Board of Directors—Nomination and Selection of Directors.”

Proposals for inclusion in our proxy material for our 2007 Annual Meeting pursuant to Rule 14a-8 of the proxy rules of the SEC are not subject to the requirements described above. Such proposals must be received by April 25, 2007 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in our proxy material for our 2007 Annual Meeting.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report for the fiscal year ended May 31, 2006 and our Annual Report on Form 10-K, which includes our financial statements, that was filed with the SEC for our 2006 fiscal year ended May 31, 2006, is being mailed to common stockholders with this proxy statement but is not incorporated in this proxy statement and is not a part of the proxy soliciting material. You may also obtain a copy of our Form 10-K, without charge, on the SEC’s website at www.sec.gov, on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Vice President—Investor Relations, or by telephone at (763) 577-2867.

OTHER MATTERS

We know of no matters which will be presented for consideration at the annual meeting other than those stated in the Notice of 2006 Annual Meeting of Stockholders and described in this proxy statement. If any matter properly comes before the annual meeting, the persons named in the accompanying proxy card will vote such proxy in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2006 Annual Meeting of Stockholders.

By Order of the Board of Directors

Richard L. Mack

Senior Vice President, General Counsel and Corporate Secretary

August 23, 2006

DIRECTIONS TO RADISSON HOTEL AND CONFERENCE CENTER

The meeting will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441. The general telephone number for the Radisson Hotel and Conference Center is (763) 559-6600.

General Directions

The Radisson Hotel and Conference Center is just east of I-494 between Hwy 55 and Rockford Road. From the County Rd. 9/Rockford Road exit proceed east on County Rd. 9/Rockford Road. Turn South on Vinewood. The Hotel is approximately 2 miles south, on the west side of the road.

From Minneapolis-St. Paul International Airport

Follow Interstate 494 West. It will become Interstate 494 North. Stay on I-494 North until Highway 55, Exit 22. Turn right onto Highway 55 East, then left (north) at the first set of signal lights, onto Northwest Boulevard. Turn left at Xenium Lane and follow Xenium Lane to the Hotel. The Hotel will be on the left.

From Downtown Minneapolis

Take Interstate 394 West to the Plymouth Road Exit. Turn right and follow Plymouth Road, which will become Northwest Boulevard. After crossing Highway 55, turn left at Xenium Lane. Follow Xenium Lane to the Hotel. The Hotel will be on the left.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

I.	INTRODUCTION AND PURPOSE

The Mosaic Company (the “Company”) is deemed a “controlled company” for purposes of the New York Stock Exchange (“NYSE”) corporate governance rules because greater than 50% of the voting power of the Company is held by Cargill, Incorporated. As a result, the listing standards of the NYSE do not require that the Company’s Board be comprised of at least a majority of independent directors, nor that the Board maintain Nominating/Corporate Governance and Compensation Committees comprised entirely of independent directors. The listing standards of the NYSE do, however, require that the Board maintain an Audit Committee comprised entirely of independent directors, and the Company intends to have a Board comprised of at least a majority of independent directors. The NYSE also requires the Board to make a formal determination each year as to which of its directors are independent, and to disclose these determinations in the Company’s proxy statement. The purpose of this document is to outline the standards under which the Board makes its independence determinations, thereby ensuring a consistent and disciplined approach to such determinations.

II.	MINIMUM STANDARDS

The NYSE has established certain minimum standards of independence. According to these standards, a director is automatically disqualified from being deemed independent under the following circumstances:

A.	The director has been employed by the Company, or an immediate family member* has been an executive officer of the Company, within the last three years;

B.	The director or an immediate family member received more than $100,000 in direct compensation from the Company during any twelve-month period within the last three years, with the exception of director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is in no way contingent on continued service);

C.	The director or an immediate family member is a current partner of the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

D.	The director or immediate family member is or was an executive officer of another company on whose compensation committee one of the Company’s executive officers has served during the last three years; or

E.	The director is an executive officer or employee, or an immediate family member is an executive officer, of a company that, within the last three years, has made payments to, or received payments from, the Company for property or services in an amount exceeding the greater of $1 million or 2% of such other company’s consolidated gross revenues in that fiscal year. (Note that while contributions to charitable organizations are not deemed “payments” under this standard, the Company would have to disclose in its proxy statement contributions in excess of these thresholds to any charity for which a director serves as an executive officer.)

*	For purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

III.	ASSESSMENT OF OTHER RELATIONSHIPS—CATEGORICAL STANDARDS

In addition to meeting the minimum standards set forth in Section II, no director qualifies as “independent” under the NYSE’s rules unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The basis for determining that any relationship is not material must be disclosed in the Company’s proxy statement. However, as an alternative to discussing all nonmaterial relationships a Company might have with its directors, the NYSE allows companies to adopt and disclose categorical standards of independence and make general disclosures as to which directors meet those standards. The following categorical standards have been established to assist the Board in making its independence determinations.

A director who satisfies all of the following standards (in addition to the minimum standards set forth in Section II and any standards applicable to them as Audit Committee members—See Section IV) may be deemed independent. A director who fails to satisfy any particular categorical standard may still be determined to be independent, but the specific basis for such a determination must be explained in the Company’s proxy statement.

Categorical Standards of Independence

A.	The director has never been an employee or executive officer of the Company or any affiliate. (For purposes of these standards, an “affiliate” is any person or entity that controls, is controlled by, or is under common control with another person or entity, such as subsidiaries, sibling companies and parent companies.)

B.	The director is not a former executive, founder or principal of the Company, or of any affiliate, firm or entity acquired by the Company, or firm or entity that was part of a joint venture or partnership including the Company.

C.	No immediate family member of the director is a current employee, or a former executive officer, of the Company or any affiliate.

D.	Neither the director nor any immediate family member, nor any firm or entity with which such director or family member was affiliated in a professional capacity, has provided investment banking advice or served as the Company’s primary legal advisor within the past two years.

E.	Neither the director nor any immediate family member has any direct transactional relationship with the Company or its affiliates, or otherwise has an active role in providing, is a partner or principal owner of a firm or entity providing, or otherwise receives compensation based on the provision of consulting, advisory or other professional services to the Company or its affiliates or officers (except for compensation received by a director solely in his or her capacity as a director).

F.	The director is not a director, trustee, executive officer or employee, and no immediate family member is an executive officer, of any firm or entity (including charitable and nonprofit organizations) that, within the last two years, has made annual payments to or received annual payments from the Company or its affiliates in excess of the greater of $200,000 or five percent of the recipient’s consolidated gross revenues.

G.	The director is the beneficial owner (as that term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) of less than ten percent (10%) of the Company’s outstanding voting securities.

H.	The director is not a party to any contract or arrangement regarding their nomination or election to the Board, or requiring them to vote with management on proposals brought before the Company’s shareholders.

IV.	AUDIT COMMITTEE MEMBERSHIP

In addition to meeting the foregoing independence requirements, all Audit Committee members must satisfy the independence requirements of Rule 10A-3 under the Exchange Act. Assuming the director meets the standards outlined in Sections II and III above, the only additional standard they must pass to be eligible for Audit Committee service is that they not, directly or indirectly, accept any “consulting, advisory or other compensatory fee” from the Company, other than in their capacity as Board or Committee members. Given that this prohibition applies to indirect as well as direct payments, payments to family members and entities with which a director is affiliated must be considered. The SEC has indicated, however, that not all commercial relationships are prohibited, but only relationships involving legal, accounting, investment banking, financial advisory and consulting services.

As adopted July 7, 2006

APPENDIX B

THE MOSAIC COMPANY

2004 OMNIBUS STOCK AND INCENTIVE PLAN

(AS AMENDED OCTOBER 4, 2006)

Section 1.    Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, agents, advisors, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)    “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee of the Board or a subcommittee thereof. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director.”

(g)    “Company” shall mean The Mosaic Company, a Delaware corporation, and any successor corporation.

(h)    “Director” shall mean a member of the Board, including any Non-Employee Director.

(i)    “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)    “Eligible Person” shall mean any employee, officer, consultant, agent, advisor, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the

New York Stock Exchange, the closing sale price of one Share as reported on the New York Stock Exchange on such date or, if the Shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the Shares were so traded.

(m)    “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(n)    “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(o)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(p)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)    “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(r)    “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(s)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(t)    “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(u)    “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the earlier of (i) the 90th day of the applicable performance period or (ii) the day upon which 25% of the applicable performance period shall have been completed, for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(v)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(w)    “Plan” shall mean The Mosaic Company 2004 Omnibus Stock and Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(x)    “Reload Option” shall mean any Option granted under Section 6(a)(v) of the Plan.

(y)    “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(z)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(bb)    “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(cc)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)    “Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration

(a)    Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee (provided, however, that the par value of any Shares and Restricted Stock shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof prior to their issuance); (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including the right to delegate authority under the Plan, subject to Section 162(m); and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all actions taken and all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b)    Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, but subject to the requirements of Section 162(m), the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.    Shares Available for Awards

(a)    Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 25,000,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 25,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b)    Accounting for Awards. For purposes of this 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the exercise of an SAR or Shares tendered in connection with the grant of a Reload Option, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c)    Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event.

(d) Award Limitations Under the Plan.

(i)    Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any fiscal year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii)    Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any fiscal year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock

Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

(a)    Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, further, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)    Option Term. The term of each Option shall be fixed by the Committee at the time of grant.

(iii)    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)    The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)    All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)    Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D)    The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E)    Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(v)    Reload Options. The Committee may grant Reload Options, separately or together with another Option and subject to the terms and conditions established by the Committee, pursuant to which the Participant would be granted a new Non-Qualified Stock Option when the payment of the exercise price of a previously granted option for common stock is made by the delivery of Shares owned by the Participant pursuant to 0 hereof or the relevant provisions of another plan of the Company, when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Non-Qualified Stock Option would be a Non-Qualified Stock Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company or any Affiliate or may be granted in connection with any option granted under the Plan or any other stock option plan of the Company or any Affiliate at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Non-Qualified Stock Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Non-Qualified Stock Option to which it relates that have been owned by the optionee less than six months shall not be used to exercise an option and will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b)    Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c)    Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)    Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)    Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in each case as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)    Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(e)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f)    Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g)    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this 0 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and provided, further, that the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes- Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), as the

Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h)    General.

(i)    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)    Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)    Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding anything herein to the contrary, an Incentive Stock Option shall be exercisable during the Participant’s lifetime only by the Participant, and may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)    Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for such period as may be determined by the Committee.

(vi)    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.

(vii)    Prohibition on Repricing. Except as provided in 0 of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise price or grant price, without the approval of the stockholders of the Company.

Section 7.    Amendment and Termination; Adjustments

(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)    violates the rules or regulations of the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)    increases the number of shares authorized under the Plan as specified in Section 4(a);

(iii)    increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)    permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(g)(vii) of the Plan; or

(v)    expands the classes or categories of persons eligible to receive Awards under the Plan.

(b)    Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) in such a manner as to cause such Award not to so constitute “qualified performance based compensation.”

(c)    Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.    General Provisions

(a)    No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)    Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)    Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)    Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)    Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(h)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)    No Trust or Fund Created. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(j)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m)    Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n)    Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o)    Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(p)    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Affiliates operate or have Eligible Persons, the Committee, in its sole discretion, shall have the power and authority to:

(i)    Determine which Affiliates shall be covered by the Plan;

(ii)    Determine which Eligible Persons outside the United States are eligible to participate in the Plan;

(iii)    Modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws;

(iv)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 9(p) by the Committee shall be attached to this Plan document as appendices; and

(v)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

Section 10.    Effective Date of the Plan

The Plan shall be effective upon its adoption by the Board (the “Effective Date”), provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, and provided, further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the stockholders of the Company.

Section 11.    Term of the Plan

Unless sooner terminated or discontinued pursuant to Section 7(a) of the Plan, the Plan shall terminate ten years from the Effective Date. No Award shall be granted under the Plan after the Plan is terminated. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Adopted by the Board of Directors and Stockholders on October 20, 2004, and amended on October 4, 2006.

THE MOSAIC COMPANY

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Meeting, October 4, 2006

PROXY

The undersigned hereby constitutes and appoints Fredric W. Corrigan, Lawrence A. Stranghoener, and Richard L. Mack and each of them, with full power of substitution, Proxies to represent the undersigned at the Annual Meeting of Stockholders of The Mosaic Company to be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, on October 4, 2006, at 10:00 a.m., local time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as noted in the proxy statement and on the reverse side of this card. The Proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)

Annual Meeting of Stockholders of

THE MOSAIC COMPANY

OCTOBER 4, 2006

Please date, sign and mail your proxy card

in the envelope provided as soon

as possible.

The Board of Directors recommends a vote “FOR” the election of directors and “FOR” proposals 2 and 3.

(Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒.

1.	Election of four (4) members of the Board of Directors:	Nominees:

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY FOR ALL NOMINEES

☐        FOR ALL EXCEPT

(see instructions below)

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle

next to each nominee you wish to withhold, as shown here: ●

O Phyllis E. Cochran O Robert L. Lumpkins O Harold H. MacKay O William T. Monahan

2.	Approval of amendment to the Company’s 2004 Omnibus Stock and Incentive Plan to increase the number of shares authorized for issuance under the plan from 10,000,000 shares to 25,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to transact other business that properly may come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please check this box if you plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.